UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
TD SYNNEX CORPORATION
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TD SYNNEX | Making IT Personal™

# 2026 Proxy Statement

To our Stockholders:
On behalf of the Board of Directors, it is our pleasure to invite you to the 2026 Annual Meeting of Stockholders for TD SYNNEX. The meeting will be held on March 25, 2026 at 1:00 p.m. Pacific Daylight Time, at 44201 Nobel Drive, Fremont, CA 94538.
Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials online. On or about February 13, 2026, we mailed to our stockholders a notice containing instructions on how to access our 2026 Proxy Statement and Annual Report and how to vote online.
The Notice of the 2026 Annual Meeting of Stockholders and this Proxy Statement contain details of the business to be conducted during the Annual Meeting.
Your vote is very important. Whether or not you plan to attend the meeting in person, please take the time to cast your vote. You may vote online, by telephone, or (if you have requested a paper copy of our proxy materials) by mail, and, in doing so, you will ensure your representation at the Annual Meeting.
We appreciate your continued support and investment in TD SYNNEX.
Sincerely,
Patrick Zammit
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

Date & Time Wednesday, March 25, 2026 1:00 p.m. Pacific Daylight Time	Place Our office at 44201 Nobel Drive Fremont, CA 94538

To our Stockholders:

TD SYNNEX Corporation will hold its 2026 Annual Meeting of Stockholders (“Annual Meeting”) for the following purposes:

1	to elect ten directors to serve until the 2027 Annual Meeting or until their successors are duly elected and qualified;
2	to hold an advisory vote on named executive officer compensation;
3	to ratify the appointment of KPMG LLP as our independent registered public accountants;
4	to adopt the amendment to our Restated Certificate of Incorporation (“Charter”) to permit stockholders owning at least 25% of our common stock to call a special meeting of stockholders; and
5	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Only stockholders of record at the close of business on January 30, 2026 are entitled to notice of, and to vote at this Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote will be available at our office at 16202 Bay Vista Drive, Clearwater, Florida 33760.
It is important that your shares are represented at the Annual Meeting. Even if you plan to attend, we encourage you to vote your shares of TD SYNNEX common stock on the Internet, by toll-free telephone call or, if you have requested a paper copy of our proxy materials, by signing, dating and returning the proxy card in the envelope provided. This will not limit your rights to attend or vote at the Annual Meeting.
By Order of the Board of Directors,
David Vetter
Chief Legal Officer and Corporate Secretary
February 13, 2026

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on March 25, 2026
Under rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and the Company’s Annual Report to Stockholders available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies. If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Meeting Agenda and Voting Matters		Annual Meeting

March 25, 2026 at 1:00 p.m. Pacific Daylight Time
1	Election of Directors

2	Advisory Vote on Executive Compensation	44201 Nobel Drive, Fremont, CA 94538

3	Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants
January 30, 2026
Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

4	Charter Amendment to Permit Stockholders Owning At Least 25% of Our Common Stock to Call a Special Meeting of Stockholders

i

Proxy Summary
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This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of TD SYNNEX Corporation, a Delaware corporation, of proxies to be used at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The terms “we,” “our,” the “Company,” and “TD SYNNEX” refer to TD SYNNEX Corporation.
Our Annual Meeting will be held at our office at 44201 Nobel Drive, Fremont, CA 94538 at 1:00 p.m. Pacific Daylight Time, on March 25, 2026. The Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to stockholders on or about February 13, 2026.

We are a Fortune 100 company and a leading global distributor and solutions aggregator for the information technology (“IT”) ecosystem. We serve a critical role, bringing products from the world’s leading and emerging technology vendors to market, and helping our customers create solutions best suited to maximize business outcomes for their end-user customers. We aggregate and distribute IT hardware, software, and systems including personal computing devices and peripherals, mobile phones and accessories, printers, servers and datacenter infrastructure, hybrid cloud, security, networking, communications and storage solutions, and system components. We also design and deliver purpose-built server, storage, and networking solutions for the hyperscale computing infrastructure market. We operate in the Americas, Europe, and Asia-Pacific and Japan. As of November 30, 2025, we had approximately 24,000 full-time co-workers.
During fiscal year 2025, we continued to advance our key strategic initiatives. In addition, David Jordan became our Chief Financial Officer. Earlier in the year, following a director retirement, we added Kenneth Lamneck to our Board.

(1) Non-GAAP financial measure. See the Appendix A to this Proxy Statement for definitions of non-GAAP measures and reconciliation of such measures to GAAP.
(2) Returned to stockholders consists of share repurchases and dividends paid.

Proxy Summary
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1	Election of Directors
We are asking stockholders to vote FOR each director nominee. All director nominees currently serve on our Board. Each director is elected annually by a plurality vote. We have a diverse slate of directors with broad and relevant leadership and professional experience. Collectively, our director nominees have experience and qualifications in the following, among other areas, in alphabetical order:

Accounting and Financial
Additional Board Membership
Electronic Manufacturing
Emerging Technology
Information Technology
International
IT Distribution/Supply Chain or Related Industry
Mergers and Acquisitions
People, Talent, and Culture
Risk Management
Sales and Marketing
Strategic Planning

Proxy Summary
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A majority of our director nominees are independent. Four women are directors on our current Board, and they also are director nominees. Women are in four Board leadership roles—Board Chair, Audit Committee Chair, Compensation Committee Chair, and Technology Committee Chair. Three of our director nominees self-identify from historically under-represented communities as Asian or Black. One of our director nominees served in the U.S. military. Overall, our director nominees reflect a broad range of experiences.

Majority Independent	Tenure

Independent	0-5 Years
Non-Independent	5-10 Years
10-15 Years
The Board recommends a vote FOR the election of the director nominees.

Proxy Summary
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2	Advisory Vote on Executive Compensation
We are asking stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our goal of recognizing sustained financial and operating performance and leadership excellence.
2025 Executive Officer Compensation Elements

Type	Form	Terms

Equity	•Time-Based Restricted Stock Awards (“RSA”) and Time-Based Restricted Stock Units (“RSU”) •Long-Term Incentive Performance-Based Restricted Stock Units (“PRSU” or “LTI”)	Time-based RSAs and time-based RSUs generally vest 33% per year while employed PRSUs generally cliff vest after three years, contingent upon achievement of three-year company performance measures

Cash	•Salary •Management Incentive Plan Bonus	Generally subject to annual adjustments Based on achievement of Company fiscal year performance goals

Other	•Benefits	Medical, dental and vision insurance, life insurance, and other benefits as described in the Compensation Discussion & Analysis

v

Proxy Summary
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3	Ratification of Auditors
As a matter of good corporate governance, we are asking our stockholders to vote FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending November 30, 2026.

KPMG LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to audit the Company. They have institutional knowledge of our business and control framework. The Audit Committee has reviewed the independence, qualifications and performance of KPMG and has determined that their retention is in the best interests of TD SYNNEX and its stockholders.

4	Charter Amendment to Permit Stockholders Owning At Least 25% of Our Common Stock to Call a Special Meeting of Stockholders
We are asking stockholders to vote FOR the Charter amendment to permit stockholders owning at least 25% of our common stock to call a special meeting of stockholders.

After consideration of various factors, including feedback received from our stockholders at our last annual meeting, the Board has determined it is in the best interests of the Company and its stockholders to amend our Charter to create a stockholder right to call a special meeting. The Board believes the amendment would enhance our stockholders’ ability to participate in corporate governance and would align the Company with recognized best practices in corporate governance.

Proposal 1: Election of Directors
Directors and Nominees
Our Amended and Restated Bylaws (the “Bylaws”) currently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by the Board or our stockholders. We currently have ten directors. The Board has fixed the number of directors to constitute the whole Board upon the time of the Annual Meeting at ten. The Nominating and Corporate Governance Committee of the Board has nominated, and the Board has designated, the ten persons set forth below for election at the Annual Meeting, each for a one-year term or until their successors are duly elected and qualified. All of the nominees were elected for their current term at our 2025 Annual Meeting.
The proxies given to the proxy holders will be voted as directed and, if no direction is given, will be voted FOR the ten nominees. The Board knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated by the Board to fill the vacancy.
General
Pursuant to the New York Stock Exchange (“NYSE”) listing standards, a majority of the members serving on the Board must be independent directors. The Board has determined that Ann Vezina, Kathleen Crusco, Ting Herh, Kenneth Lamneck, Nayaki Nayyar, Claude Pumilia, and Merline Saintil have no material relationship with us and that each of these director nominees is independent. Certain additional information with respect to each nominee appears on the following pages, including their age (as of February 13, 2026), position (if any) with TD SYNNEX, business experience during at least the past five years, and directorships of other publicly-traded corporations. Each nominee’s biographical information includes a description of the nominee’s experience, qualifications, attributes or skills that qualify the nominee to serve on the Board at this time.

Proposal 1: Election of Directors
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Ann Vezina Chair of the Board Age: 62 Director since: 2017 Chair since: 2023 Board Committees: Audit
Background and Experience

•Has served as Chair of the Board since September 2023, as Lead Independent Director from September 2021 to August 2023, and as a member of the Board since February 2017.
•Corporate Vice President, Human Resources for Xerox Business Services, LLC (July 2013 - August 2015).
•Corporate Vice President and Chief Operations Officer for Xerox Business Services, LLC, a workplace solutions and document management company (February 2010 - July 2013).
•Previously served as Executive Vice President and Group President, Commercial Solutions for Affiliated Computer Services, Inc. (“ACS”), an IT service company, before the acquisition of ACS by Xerox Holdings Corporation (Nasdaq: XRX), a workplace solutions and document management company, in 2010.
•Began her career with Electronic Data Systems Corporation, an information technology equipment and services company, taking on roles of increasing responsibility during her 18 years there.
•Bachelor of Science degree in Business Administration from Central Michigan University.

Other Current Public Company Directorships

•Concentrix Corporation (Nasdaq: CNXC), a business services company (since December 2020)
◦Committees: Nominating and Governance Committee (Chair), Compensation Committee, Executive Committee

Former Public Company Directorships

•None

Reasons for Nomination to Our Board

As an executive with over 30 years of experience in the global business process outsourcing industry, and most recently in a human resources role, we believe that Ms. Vezina contributes her leadership skills, large-scale personnel management background, and business experience to the Board. In addition, we believe that Ms. Vezina’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Patrick Zammit Director President and Chief Executive Officer Age: 59 Director since: 2024 Board Committees: None
Background and Experience

•Has served as our President and Chief Executive Officer and member of our Board since September 2024.
•In his Chief Executive Officer role, he is responsible for the strategic direction of the Company and oversees all aspects of its extensive global operations.
•Served as our Chief Operating Officer from January 2024 until he became Chief Executive Officer in September 2024. As Chief Operating Officer, he coordinated the Company’s business strategy to drive profitable growth across all technologies, geographies, and vendors, and to accelerate the adoption of new, strategic technologies around the globe. Prior to that role, he served as the Company’s President, Europe and APJ, since the Company’s merger with Tech Data Corporation (“Tech Data”), where he had been President, Europe following Tech Data’s acquisition of Avnet Inc.’s (“Avnet”) Technology Solutions business in February 2017.
•Employed for more than twenty years at Avnet, where he served in various management roles starting in 1993. During his tenure at Avnet, he served as Global President of the Avnet Technology Solutions division, serving on its executive board, and earlier as President, EMEA Electronic Marketing, and European Chief Financial Officer, among other roles.
•Before joining Avnet, he was a Senior Consultant at Arthur Andersen.
•Holds the French equivalent of a master’s degree in business administration from ESLSCA Business School.

Other Current Public Company Directorships

•None

Former Public Company Directorships

•None

Reasons for Nomination to Our Board
As our President and Chief Executive Officer, we believe that Mr. Zammit contributes his leadership skills, industry knowledge, technology background, and business experience to the Board. In addition, we believe that Mr. Zammit’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness. We also believe it is important that our Chief Executive Officer serves on our Board.

Proposal 1: Election of Directors
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Kathleen Crusco Director Age: 60 Director since: 2023 Board Committees: Audit (Chair), Nominating and Corporate Governance
Background and Experience

•Member of our Board since September 2023.
•Currently serves as interim Chief Financial Officer at Bonterra, a software company focused on empowering those who drive social impact with case management, philanthropy, and relationship management technology solutions.
•Chief Financial Officer of Kony, Inc., a cloud-based digital application and low-code platform solutions company (December 2017 - January 2020).
•Executive Vice President, Chief Operating Officer and Chief Financial Officer at Epicor Software Corporation, a global enterprise resource planning software (“ERP”) company (May 2007 - November 2017).
•VP Finance at Polycom, a global communications company (January 2002 - May 2007).
•Experienced Chief Financial Officer and board member with a demonstrated history of working in the software and unified communications industries, including cloud-based enterprise software solutions, SaaS-based ERP software and cybersecurity software.
•Named by Women Inc. as one of 2019 Most Influential Corporate Board Directors.
•Currently serves on the board of one privately held software company.

Other Current Public Company Directorships

•Calix, Inc. (NYSE: CALX), platform (cloud, software, and systems) and managed services company (since September 2017)
◦Committees: Audit Committee (Chair), Strategic Committee

Former Public Company Directorships

•QAD, Inc. (formerly traded as NYSE: QADA, QADB), an ERP company (December 2019 - November 2021)
•Duck Creek Technologies, Inc. (formerly traded as Nasdaq: DCT), an insurance software company (February 2020 - March 2023)
•Poly, Inc. (formerly traded as NYSE: POLY), a communications technology company (August 2018 - August 2022)

Reasons for Nomination to Our Board

As a current executive officer at Bonterra and a former executive officer of Kony, Inc. and Epicor Software Corporation, we believe that Ms. Crusco contributes her leadership skills, business experience, and financial expertise to the Board. In addition, we believe that Ms. Crusco’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Ting Herh Director Age: 70 Director since: 2024 Board Committees: Audit, Compensation
Background and Experience

•Member of our Board since March 2024.
•Founder & Chair of Davicom Semiconductor, Inc. (“Davicom”) since 1996. He currently serves as its Board Chair. Davicom specializes in cost effective design, developing and marketing of networking communication ICs.
•Senior Director at Compaq, Houston (1994 - 1996) where he was responsible for the communication products delivery for consumer PC and Enterprise System Divisions.
•Prior to Compaq, he was a Head of Engineering in various engineering positions in Dial-up Division at Racal-Vadic (Sunnyvale/Milpitas, CA), Racal-Milgo/Racal-Datacom (Sunrise, FL) (1980 - 1994).
•Bachelor of Science degree from National Chiao Tung University, Taiwan (1977).
•Master of Science degree in Electrical Engineering and Computer Science, University of California, Berkeley (1980).
•DBA degree, Victoria University, Switzerland (2005).
•Elected as the Chairman of National Chiao Tung University Alumni Association (2019 - 2022).

Other Current Public Company Directorships

Non-U.S.

•Davicom Semiconductor, Inc. (TPE: 3094), an IC design company (since September 1996), Board Chair
◦Committees: None

•United Integrated Services Co. Ltd.,(TPE: 2404), a multidisciplinary engineering and construction company, Independent Director (since June 2015)
◦Committees: Audit Committee, Compensation Committee (Chair)

•MiTAC Holdings Corp. (TPE: 3706), a design and electronic manufacturing services company, Independent Director (since May 2022)
◦Committees: Audit Committee, Compensation Committee (Chair)

Former Public Company Directorships

•None

Reasons for Nomination to Our Board

Mr. Herh has been in the IT industry especially in the telecom/datacom and semiconductor field for over 45 years. His entrepreneurship, broad international business experience and technology background, plus understanding of electronic manufacturing and logistic processes contribute to the Board. In addition, we believe that his membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Richard Hume Director Age: 66 Director since: 2021 Board Committees: None
Background and Experience

•Member of our Board since September 2021.
•Served as our President and Chief Executive Officer from September 2021 until his retirement in September 2024. Immediately before that, he served as Chief Executive Officer and as a director of Tech Data, a distribution company specializing in IT products and services, since June 2018, and prior to that served as its Executive Vice President, Chief Operating Officer from March 2016.
•Before joining Tech Data, Mr. Hume was with International Business Machines Corporation (NYSE: IBM), a technology corporation, for more than 30 years, most recently serving as General Manager and Chief Operating Officer, Global Technology Services.
•Serves on the boards of directors of Novolex, a manufacturer of food, beverage, and specialty packaging, and the Pancreatic Cancer Action Network.
•Bachelor of Science degree in Accounting, Pennsylvania State University.

Other Current Public Company Directorships

•The Allstate Corporation (NYSE: ALL), an insurance company (since June 2020), Lead Director (since November 21, 2025)
◦Committees: Compensation and Human Capital Committee, Executive Committee, Risk and Return Committee

Former Public Company Directorships

•None

Reasons for Nomination to Our Board

As our President and Chief Executive Officer from September 2021 until September 2024, and as a former executive officer of Tech Data, we believe that Mr. Hume contributes his leadership skills, industry knowledge, technology background, and business experience to the Board. In addition, we believe that Mr. Hume’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Kenneth Lamneck Director Age: 71 Director since: 2025 Board Committees: Nominating and Corporate Governance (Chair), Technology
Background and Experience

•Member of our Board since April 2025.
•Former President, Chief Executive Officer, and a Director of Insight Enterprises, Inc. (Nasdaq: NSIT), a global provider of information technology hardware, software and service solutions to businesses and public sector clients in over 190 countries (2010 - 2021).
•Prior to Insight Enterprises, Inc., he was President, the Americas, at Tech Data, where he led operations in the United States, Canada and Latin America (2004 - 2009).
•Held various executive management positions at Arrow Electronics, including President of Arrow/Richey Electronics and President of Arrow’s Industrial Computer Products business (1996 - 2003).
•Following five years of service in the United States Army, he began his civilian career at IBM as an engineer.
•Bachelor of Science, United States Military Academy at West Point.
•Master of Business Administration, University of Texas at El Paso.

Other Current Public Company Directorships

•Benchmark Electronics, Inc. (NYSE: BHE), a provider of electronics manufacturing (EMS, ODM, and OEM) and design services (since June 2013)
◦Committees: Nominating, Sustainability, and Governance Committee (Chair), Human Capital and Compensation Committee
•Fidelity National Information Services (NYSE: FIS), a financial services technology company (since March 2022)
◦Committees: Corporate Governance, Nominating and Sustainability Committee (Chair), Compensation Committee, Executive Committee

Former Public Company Directorships

•Insight Enterprises, Inc. (Nasdaq: NSIT), a solution provider company (January 2010 - December 2021)

Reasons for Nomination to Our Board

As an executive with wide-ranging industry experience spanning over 30 years at multiple global hardware, software and services companies, we believe that Mr. Lamneck contributes his leadership skills, industry knowledge, technology background, and business experience to the Board. In addition, we believe that his membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Nayaki Nayyar Director Age: 55 Director since: 2021 Board Committees: Compensation, Technology (Chair)
Background and Experience

•Member of our Board since September 2021.
•Currently serves as board member and Chief Executive Officer of Siteimprove, a privately held artificial intelligence-powered SaaS-platform for delivering digital content experiences.
•Previously served as a board member and Chief Executive Officer of Securonix, Inc., a privately held cybersecurity company (December 2022 - July 2024).
•President and Chief Product Officer of Ivanti, Inc., a leading supplier of enterprise IT security solutions (May 2020 - October 2022).
•President of Digital Service and Operations Management at BMC Software, Inc., a leading enterprise software solutions provider (October 2016 - July 2020).
•General Manager and Global Head of the Internet of Things (IoT) division of SAP SE (NYSE: SAP), a leading provider of enterprise application software (January 2016 - October 2016).
•Joined SAP SE in 2011, holding the positions of Senior Vice President, Corporate Strategy (March 2011 - December 2011), and Senior Vice President, SAP Cloud for Customer Engagement (January 2012 - December 2015).
•Vice President and Chief Technical Officer, Enterprise Architecture and Application Services, at Valero Energy Corporation (NYSE: VLO), an international petroleum company (August 2000 - February 2011).
•Bachelor of Engineering in Mechanical Engineering, Osmania University.
•Master of Science in Computer Science, University of Houston.

Other Current Public Company Directorships

•Corteva, Inc. (NYSE: CTVA), an agriculture company (since February 2020)
◦Committees: Audit Committee, Governance and Compliance Committee

Former Public Company Directorships

•Veritone, Inc. (Nasdaq: VERI), an artificial intelligence platform/services provider (October 2018 - December 2022).

Reasons for Nomination to Our Board

As the Chief Executive Officer of Siteimprove and an executive with many years of experience in the technology industry, we believe that Ms. Nayyar contributes her leadership skills and business experience to the Board. In addition, we believe that Ms. Nayyar’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Dennis Polk Director Chair, Hyve Solutions Age: 59 Director since: 2012 Board Committees: None
Background and Experience

•Has served as a member of our Board since February 2012 and serves as our Chair, Hyve Solutions.
•Served as Executive Chair of our Board from September 2021 through August 2023 and as our President and Chief Executive Officer from March 2018 until September 2021.
•Joined TD SYNNEX in 2002 as Senior Vice President of Corporate Finance and in the same year became Chief Financial Officer. In 2006, he was promoted to Chief Operating Officer and served in that capacity until he became our President and Chief Executive Officer.

Other Current Public Company Directorships

•Concentrix Corporation (Nasdaq: CNXC), a business services company (joined the board of directors of Concentrix in December 2020 as part of the spin-off of the Concentrix business from TD SYNNEX which was completed on December 1, 2020)

Former Public Company Directorships

•Terreno Realty Corporation (NYSE: TRNO), a real estate company (February 2010 - May 2025)

Reasons for Nomination to Our Board

As our President and Chief Executive Officer from March 2018 until September 2021, an executive of our Company since 2002, and a prior distribution and contract manufacturer executive, we believe that Mr. Polk contributes his leadership skills, distribution and operations knowledge, finance background, and business experience to the Board. In addition, we believe that Mr. Polk’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
————————————————————————————————————————

Claude Pumilia Director Age: 58 Director since: 2023 Board Committees: Audit, Technology
Background and Experience

•Member of our Board since September 2023.
•Brings extensive experience leading software and data services companies.
•Currently Chief Executive Officer of Accuris US LLC (“Accuris”), an engineering-focused technology company that delivers AI-powered data and workflow solutions to end users at engineering intensive companies, having joined in August 2023.
•Chief Executive Officer of DAT Freight and Analytics, a SaaS company for market freight (December 2016 - February 2023) .
•Held executive roles across the technology industry, including leadership positions at Roper Technologies, Inc. (Nasdaq: ROP), a diversified industrial company that produces engineered products for global niche markets, CA Technologies, Inc., a software development company, Hewlett Packard Enterprise Company (NYSE: HPE) and Compaq Computer Corporation, an information technology company.
•Serves on the board of directors for Allium Holdco, LLC, which is the holding company for Accuris.

Other Current Public Company Directorships

•None

Former Public Company Directorships

•None

Reasons for Nomination to Our Board

As the Chief Executive Officer of Accuris and a former executive officer of multiple companies in IT, we believe that Mr. Pumilia contributes his leadership skills, business experience, and financial expertise to the Board. In addition, we believe that Mr. Pumilia’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
————————————————————————————————————————

Merline Saintil Director Age: 49 Director since: 2021 Board Committees: Compensation (Chair), Nominating and Corporate Governance
Background and Experience

•Member of our Board since September 2021.
•Served as a technology and business executive at Fortune 500 and privately-held companies, including Intuit Inc. (Nasdaq: INTU), a financial software company, Yahoo! Inc., a web services provider, PayPal Holdings, Inc. (Nasdaq: PYPL), a financial technology company, Adobe Inc. (Nasdaq: ADBE), a computer software company, Joyent Inc., a cloud computing software company, and Sun Microsystems, Inc., a technology company.
•Chief Operating Officer, R&D-IT of Change Healthcare Inc. (Nasdaq: CHNG), a healthcare technology company (April 2019 - February 2020).
•Head of Operations, Product & Technology with Intuit Inc. (November 2014 - August 2018).
•Certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute.
•Bachelor of Science degree in Computer Science, Florida A&M University.
•Master of Science degree in Software Engineering Management, Carnegie Mellon University.
•Completed Stanford Directors’ College and Harvard Business School’s executive education program.

Other Current Public Company Directorships

•GitLab, Inc. (Nasdaq: GTLB), a DevOps company (since November 2020)
◦Committees: Compensation and Leadership Development Committee

•Rocket Lab USA, Inc. (Nasdaq: RKLB), a space exploration company (since June 2021), Lead Independent Director
◦Committees: Nominating and Corporate Governance Committee (Chair), Compensation Committee

•Symbotic, Inc. (Nasdaq: SYM), a robotics and automation platform company (since June 2022)
◦Committees: Nominating and Corporate Governance Committee (Chair), Compensation Committee

Former Public Company Directorships

•Banner Corporation (Nasdaq: BANR), a bank holding company (March 2017 - May 2022)
•Alkami Technology, Inc. (Nasdaq: ALKT), a digital banking software solutions company (October 2020 - December 2022)
•Lightspeed Commerce Inc. (NYSE: LSPD), an e-commerce software provider (August 2020 - December 2022)
•Evolv Technologies Holdings, Inc. (Nasdaq: EVLV), an AI security solutions company (July 2021 - January 2025)

Reasons for Nomination to Our Board

Due to her significant experience in product, technology, and business operations, we believe that Ms. Saintil contributes her leadership skills and business experience to the Board. In addition, we believe that Ms. Saintil’s membership on the Board helps to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to Board perspective and effectiveness.

Proposal 1: Election of Directors
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Additional Information Regarding the Directors and Director Nominees
There are no family relationships among any of our directors or executive officers.
Required Vote
The ten nominees for director receiving the highest number of affirmative votes will be elected as directors with stockholders having the option to either vote “for” each director or to “withhold” their vote. However, the Board has adopted a policy for director elections whereby if a director receives a greater number of votes “withheld” than votes “for”, the Board will review the outcome and make a determination as to the proper remedy. In its review, the Board will consider the totality of the circumstances surrounding the vote to evaluate the situation, and is authorized to remedy the situation as it deems appropriate, including requesting that the affected director resign from the Board. A “withhold” vote as to any director nominee will have no effect on the vote’s outcome because the candidates who receive the highest number of affirmative “for” votes are elected; however, “withhold” votes may prevent a director from obtaining a majority of “for” votes, which would trigger the aforementioned additional Board scrutiny.

Unless marked to the contrary, proxies received will be voted “FOR” the nominees.
The Board recommends a vote “FOR” the election of the nominees set forth above as directors of TD SYNNEX.

Corporate Governance

Organization of the Board of Directors
The Board held nine meetings during the fiscal year ended November 30, 2025. Each director serving during our 2025 fiscal year attended at least 75% of the meetings held by the Board and the committees on which such director served during the last completed fiscal year. We do not have a policy regarding directors’ attendance at the Annual Meeting. However, all members of the Board serving at the time attended the 2025 Annual Meeting.
Our non-management directors meet in regularly scheduled executive sessions without the presence of management. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with senior management, independent accountants, advisors and consultants and others on matters affecting the Company.
The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee. In addition, from time to time, the Board establishes non-standing committees to address matters that may arise during periods between regularly scheduled meetings and/or specific issues not fully applicable to one of the standing committees.

The Board has determined that all members of the Audit, Compensation, and Nominating and Corporate Governance Committees meet the independence standards of the NYSE and rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, each member of the Audit Committee is financially literate as defined by the Board and each member of the Audit and Compensation Committees meets the heightened independence standards of the NYSE and rules and regulations of the SEC applicable to members of these committees.

The Board has approved a charter for each of these standing committees, which can be found on our website at www.tdsynnex.com. Our Corporate Governance Guidelines and Code of Conduct, which are applicable to our principal executive, financial and accounting officers, directors and co-workers, are also available on or through our website at www.tdsynnex.com and are available in print to any stockholder upon request. We intend to post any amendments to the Corporate Governance Guidelines or Code of Conduct on our website.
The following lists the four standing committees and their current members.

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Audit Committee
Number of Members	Members	Number of Meetings in fiscal year ended November 30, 2025	Functions

4	Kathleen Crusco, Chair and Audit Committee Financial Expert	9
•Provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls.
•Oversees the audit efforts of our independent registered public accountants and takes those actions as it deems necessary to ensure that the accountants are independent of management.
•Meets regularly with our President and Chief Executive Officer, Chief Financial Officer, Senior Vice President of Internal Audit, independent auditor, Chief Legal Officer, Chief Ethics and Compliance Officer, Chief Accounting Officer, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks.
•Reviews the implementation and effectiveness of our compliance and ethics program at least annually and reviews our business continuity plan and results as necessary.
•Meets regularly in separate executive session with the Senior Vice President of Internal Audit, Chief Financial Officer, and independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other matters.

	Ting Herh, Audit Committee Financial Expert

	Claude Pumilia, Audit Committee Financial Expert

	Ann Vezina

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Compensation Committee
Number of Members	Members	Number of Meetings in fiscal year ended November 30, 2025	Functions

3	Merline Saintil, Chair	6
•Reviews and determines our general compensation policies and the compensation provided to our officers, including targets for annual and long-term incentive plans.
•Reviews, determines and approves bonuses for our officers.
•Reviews, administers and approves equity-based compensation for our officers and co-workers and administers our stock plans and employee stock purchase plan.
•Reviews the development and implementation of practices, strategies, and policies used for recruiting, managing, and developing employees (i.e., human capital management). These practices, strategies, and policies focus on fostering connections, co-worker engagement, workplace environment and safety, and corporate culture. Discusses with management, as appropriate, their progress regarding such practices, strategies, and policies.
•Responsible for overseeing human capital management and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all co-workers and ensuring executive compensation is aligned with performance.
•Retains its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions.
•Monitors our incentive and equity-based compensation plans.
•Makes recommendations to the Board regarding director compensation, including director equity compensation.

	Ting Herh

	Nayaki Nayyar

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Nominating and Corporate Governance Committee
Number of Members	Members	Number of Meetings in fiscal year ended November 30, 2025	Functions

3	Kenneth Lamneck, Chair	4
•Responsible for making recommendations to the Board regarding candidates for directorships and the size, director qualifications, and composition of the Board, and for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.
•Responsible for considering nominations by stockholders.
•Oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, director independence, board diversity and tenure, and our corporate governance profile and ratings.
•Assists the Board in its review of the development, oversight, and implementation of the Corporate Citizenship Report, programs, policies, and practices, and discusses with management such Corporate Citizenship matters, including sustainability, environmental protection, community and social responsibility, and human rights.
•Actively engaged in overseeing risks associated with succession planning for the Board and management.

	Kathleen Crusco

	Merline Saintil

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Technology Committee
Number of Members	Members	Number of Meetings in fiscal year ended November 30, 2025	Functions

3	Nayaki Nayyar, Chair	2
•Responsible for providing the Board with IT Risk Assessments.
•Responsible for reviewing and giving guidance on technology-related issues of importance to the Company.
•Meets regularly with our Chief Information Officer and Chief Information Security Officer to discuss information technology risks, programs, activities, and developments.
•Assists the Board in fulfilling its oversight responsibilities by reviewing technology-based issues, including risks related to generative artificial intelligence and other emerging technologies, digital platform and ERP system risks, and cybersecurity risks, protection and mitigation.
•Reviews the Company’s cybersecurity insurance policies to ensure appropriate coverage and meeting of terms and conditions.
•Monitors the Company’s development and training for critical IT staff and reviews succession planning.

	Kenneth Lamneck

	Claude Pumilia

The Board of Directors’ Role in Risk Oversight
The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to TD SYNNEX and our stockholders. While the Chief Executive Officer and other members of our senior management team are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within our company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.
The Board maintains separate roles for the Chief Executive Officer and the Chair of the Board. The Board believes that the current leadership structure best facilitates this oversight of risk by combining independent leadership, through an independent Chair of the Board, independent board committees, and majority independent Board composition, with an experienced Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges that arise. The Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of our Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The Chair of the Board, independent committee chairs and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review, and are not hesitant to challenge management.

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The Chair of the Board presides at all meetings of the Board and of the Company’s stockholders. Currently, the Chair of the Board is Ann Vezina. As the Chair of the Board, Ms. Vezina also manages the relationships between the Board and the Company’s management and stockholders.
The Board exercises its oversight responsibility for risk both directly and through its standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs, and committee meeting minutes and materials are available for review by all directors. Strategic, operational, financial and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. On at least an annual basis, the Board conducts a review of our long-term strategic plans and members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, at each quarterly meeting, or more often as necessary, our Chief Legal Officer updates the Board on material legal and regulatory matters. Our Chief Information Security Officer (“CISO”) provides reporting on cybersecurity matters on at least a semi-annual basis. Our Chief Legal Officer and Chief Ethics and Compliance Officer regularly update the Audit Committee regarding our periodic ethical business conduct training and Code of Conduct. On a regular basis between Board meetings, our Chief Executive Officer and/or other executive officers provide reports to the Board on the critical issues we face and recent developments in our principal operating areas. These reports may include a discussion of business risks as well as a discussion regarding enterprise risk. Each Committee meets with key management personnel and outside advisors.

Board/Committee	Primary Areas of Risk Oversight

Board
Strategic, financial and execution risks and exposures, risks and exposures associated with significant acquisitions, CEO succession planning, crisis management, cybersecurity, corporate citizenship and other matters that may present material risks to the Company.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, and disclosure and internal controls. Also risks and exposures associated with ethics and compliance, major litigation and regulatory and compliance exposures.

Compensation Committee
Risks and exposures with executive and co-worker compensation and benefits, including equity incentive plans, and human capital management strategies, policies and practices, including those relating to senior management succession planning.

Nominating and Corporate Governance Committee
Risks and exposures related to stockholder relations and communications, Board and committee structures, Board performance, director succession planning, and the Corporate Citizenship reporting process.

Technology Committee	Risks and exposures related to technology-based issues, including generative artificial intelligence and other newly emerging technologies, digital platform and ERP system, and cybersecurity.

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Cybersecurity
The Board is responsible for overseeing our enterprise risk management process, including our information security program, compliance and risk management, and cybersecurity risks. The Technology Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s technology strategy, major technology investments, digital transformation initiatives, data governance practices, and technology-related risks, including cybersecurity protection, detection, response, and recovery capabilities, consistent with its newly adopted charter. The CIO and CISO regularly provide reporting on cybersecurity matters to senior management and reports to the Technology Committee and, when appropriate, to the Board on at least a semi-annual basis. This reporting includes updates on our information security strategy, key cyber risks and threats, progress towards protecting the Company from such risks and threats, and assessments of our cybersecurity program in light of evolving technology and threat trends. Depending on the magnitude of a cybersecurity incident, certain matters are required to be reported promptly to the Board, as appropriate, in accordance with our security incident response plan.
The materials presented to the Technology Committee and the Board, as appropriate, include updates on our data security posture, results from third-party assessments, and certain cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to these risks. In accordance with its charter, the Technology Committee provides periodic reports to the Board regarding the Company’s overall technology and cybersecurity posture, including the effectiveness of systems, processes, and controls that support secure and resilient operations. Because our business is heavily dependent upon information technology networks and systems, effective oversight of our technology and cybersecurity strategy is important to maintaining the trust of our stakeholders.

Corporate Citizenship
We utilize a robust Corporate Citizenship framework designed to deliver long-term value for our stakeholders. As our business grows, this framework will help us ensure a strong focus on key areas in which we believe TD SYNNEX and our industry partners can have the greatest impact.
During fiscal year 2025 we focused on carrying forward the momentum from fiscal year 2024. We published our third annual Corporate Citizenship Report reporting on progress toward our Corporate Citizenship commitments.
Driving Sustainable Transformation
We are committed to expanding the circular economy, sharing our sustainability insights and achieving net-zero greenhouse gas emissions (“GHGs”) in our global operations by 2045. By engaging our global co-workers and channel partners, we aspire to advance environmental sustainability—not only at TD SYNNEX but industry-wide.
As highlighted within our recent Corporate Citizenship Report, we were able to achieve a Scope 1 and 2 emissions reduction of nearly 43% from fiscal year 2022 through fiscal year 2024, achieving our near-term emissions reduction of 42% well ahead of our 2030 deadline. A key driver in our emissions reduction has been the shift to more renewable sources of energy. As of our most recent Corporate Citizenship Report, we increased our electricity derived from renewable energy sources to nearly 40%.

Our acceleration of progress in sustainability can also be attributed to the six key pillars to our Sustainability program which are: 1. Education & Thought Leadership, 2. Metrics & Reporting, 3. Climate Mitigation & Greenhouse Gases, 4. Circular Economy, 5. Culture and 6. Commercial Sustainability.

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Education & Thought Leadership

Through this pillar we have rolled out industry-leading training on sustainability to help our coworkers and partners in the channel deploy best practices around sustainability. As of our last Corporate Citizenship Report, we have awarded approximately 1,500 badges through our training modules. We currently have four training modules: 1. Sustainability Essentials, 2. Circular Economy, 3. Carbon and 4. Sustainable Data Centers & Cloud.

Metrics & Reporting

Through this pillar we track our sustainability key performance indicators within a robust software solution. We report our progress annually within our Corporate Citizenship Report and participate in a number of sustainability assessments on an annual basis, such as CDP and EcoVadis.

Circular Economy

Through this pillar we are working to embed circular economy principles into our product lifecycle management strategy and partner with stakeholders to minimize waste through repair, refurbishment and recycling. As of our most recent Corporate Citizenship Report we have:

•Created a Sustainable Packaging Playbook
•Recovered over 1 million devices via takeback services from TD SYNNEX Renew since fiscal year 2021
•Redistributed approximately $175 million in manufacturer-renewed and excess new products via PCW, a Division of TD SYNNEX that specializes in renewed, excess new, end-of-life and recertified products.
Culture

Within this pillar we work to embed a sustainable mindset within our culture of learning, innovation and excellence, empowering sustainability champions and co-worker led Green Teams to engage in sustainability initiatives that foster this mindset while supporting our strategic objectives in sustainability.

Commercial Sustainability

The newest pillar to our sustainability program. Within this pillar, we are focused on leveraging sustainability as a value creation opportunity with products and services including helping partners to develop sustainability readiness and to strengthen the value proposition.

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Fostering Connection

We believe in the power of people, and we invest in our co-workers and the communities we represent. We have refreshed our values to better reflect the evolution of our Company.

Below is a sample of our achievements during 2025:
•Launched our Leadership Learning Lab experience for our 3600 leaders
•Increased our co-worker survey engagement
•Certified as a “Great Place To Work” in 22 countries
•Recognized for inclusive leadership by CRN, a media brand of The Channel Company

Leading With Integrity
We trust TD SYNNEX co-workers to demonstrate ethical leadership and put the principles of our Code of Conduct into practice. By following our Code of Conduct, escalating red flags and asking important questions, we build the trust of our partners and help them grow their business with peace of mind. We further support our co-workers with on-demand resources, annual compliance training and risk-based outreach.

New and Improved Code of Conduct Training for 2025

We built our Code of Conduct training from the ground up in 2025, focusing on an interactive exercise involving a series of simulations relevant to our business. The training continued our commitment to building high-quality, engaging content tailored to our unique risks and community preferences. Over 99% of our global co-workers completed the training, showing continued support across our business for the importance of Ethics and Compliance.

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Using AI to Support Ethical Leadership

We launched our first AI role-play in 2025, putting participants in the middle of a sensitive conversation with an AI simulated co-worker raising a serious concern. The experience allows our co-workers to practice how they would respond in a safe space.

Our AI Policy Assistant answered over 2080 co-worker questions in fiscal year 2025, providing on-demand access to tailored guidance summaries, policy references and links to additional resources. We enhanced our approach in 2025 with a more advanced version of the Policy Assistant that can have conversations with our co-workers to help them think through policy questions in more complex situations. To balance the benefits of these new tools with their potential risks, we established an AI Governance Committee within Legal and Compliance to regularly review tool performance and user feedback and make enhancements where needed.

Supporting our Network of Ethics Advisors

We further enhanced our Ethics Advisor Network in 2025 with new documentation and global networking opportunities for Regional Ethics Advisors. Our network now includes over 200 Ethics Advisors spread across 46 countries, providing a local resource that can answer policy questions for co-workers. They also serve as a trusted reporting channel, escalating reports they receive to our central Ethics and Compliance department for investigation.
Incentive Compensation Recoupment Policy
The Compensation Committee adopted an Incentive Compensation Recoupment Policy to comply with New York Stock Exchange recoupment policy requirements effective since October 2, 2023. Our recoupment policy generally provides, subject to certain exceptions, that, if we are required to prepare a restatement of our financial statements owing to material error, we will recover from our executive officers any incentive-based compensation that was awarded in excess of the amount that otherwise would have been awarded based on the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that the Audit Committee or management concludes that we are required to restate our financial statements. Incentive-based compensation includes any compensation that is earned based on the attainment of a financial reporting measure of the Company and any other equity-based compensation.
In addition, our Management Incentive Plan (“MIP”) provides that the Compensation Committee is authorized to recover from an executive officer any MIP award or portion thereof made in the previous 36 months in the event of (a) the executive officer’s engagement in fraud or other intentional misconduct that is detrimental to the Company resulting in the officer’s termination of employment with the Company or (b) payment of an award under the MIP that is based on materially inaccurate financial results or performance metrics.
Director Orientation and Continuing Education
We provide directors with an orientation and education program to familiarize them with our business operations and plans, industry trends and corporate governance practices, as well as ongoing education on issues facing us and on subjects that assist the directors in discharging their duties. The program includes, among other things, biannual visits to different company locations to foster more director interaction with co-workers and familiarity with various company sites and businesses. Directors also are encouraged to attend courses provided by outside organizations covering various governance matters, best practices, and issues of concern to directors of publicly-traded companies. It is our policy that directors are to share with the Board or fellow committee members what they have learned.

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Director Nominations
The Board nominates directors for election at each Annual Meeting and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.
The Nominating and Corporate Governance Committee has a policy and process regarding consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. The assessment of candidates includes the candidates’ relevant industry experience, general business experience, relevant financial experience, interpersonal and communication skills, as well as the candidates’ roles and contributions that are valuable to the business community, personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards.
In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to the Board’s perspective and effectiveness. The Nominating and Corporate Governance Committee selects candidates for director based on their character, judgment, diversity of experience and backgrounds, relevance of experience, business acumen, interpersonal and communication skills, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to TD SYNNEX and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it is appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of the NYSE. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board.
The Nominating and Corporate Governance Committee is aware that some corporate governance groups have set a maximum on the number of public company boards on which a public company director should sit regardless of the individual circumstances of the director or nature of the companies involved. The Board recognizes the concern of overboarding, where a director sits on an excessive number of boards, and has set a limit requiring directors to sit on no more than four boards of companies (in addition to our Board) that are publicly traded on any U.S. stock exchange without express approval of the Board. In nominating candidates for director the Nominating and Corporate Governance Committee has considered the following factors, among others, in looking at the time availability of each prospective director nominee on an individual basis:
(1) the size and location of the other companies,
(2) the director’s board duties at those companies and extent of board committee service,
(3) the extent of service on large private company boards,
(4) board tenure, and
(5) board meeting attendance.
Based on these factors, the Nominating and Corporate Governance Committee determined no director nominee should be removed from consideration due to the number of public company boards on which the director nominee serves.
Prior to each Annual Meeting, the Nominating and Corporate Governance Committee identifies nominees first by reviewing the current directors. All candidates, however nominated, are evaluated based on the criteria described above, including each candidate’s demonstrated prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board, or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify our Corporate Secretary, any member of the Nominating and Corporate Governance Committee, or the persons referenced below in “Communications with the Board of Directors” in writing with any supporting material the stockholder considers appropriate.

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In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at an Annual Meeting. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that the stockholder's notice must be delivered to, or mailed and received, not more than 120 days nor less than 90 days in advance of the anniversary of the date the proxy statement was provided to the stockholders in connection with the previous year’s Annual Meeting. However, in the event that no Annual Meeting was held in the previous year or the Annual Meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s Annual Meeting, notice by the stockholder must be received by the Corporate Secretary no later than the close of business on the later of (i) the 90th day prior to such Annual Meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Information required by our Bylaws to be in the notice include, among other requirements, the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The nominee must also complete a signed questionnaire, representation and agreement as described in our Bylaws.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: TD SYNNEX Corporation, 16202 Bay Vista Drive, Clearwater, Florida 33760, Attention: Corporate Secretary. You can obtain a copy of our Bylaws by writing to the Corporate Secretary at this address.
Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with the 2027 Annual Meeting (as defined below) must also provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934 no later than January 25, 2027.
Communications with the Board of Directors
The Board has a process for stockholders and other interested persons to send communications to directors. If you wish to communicate with the Board as a whole or to non-management directors, you may send your communication in writing to: David Vetter, Corporate Secretary, or the Chair of the Audit Committee, at 16202 Bay Vista Drive, Clearwater, Florida 33760. You must include your name and address in the written communication and indicate whether you are a stockholder of TD SYNNEX or other interested person. Mr. Vetter or the Chair of the Audit Committee will review any communication received from a stockholder or other interested person, and all material communications from stockholders or other interested persons will be forwarded to the appropriate director, or directors, or Board committee based on the subject matter.

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2025 Directors’ Compensation Table
The following tables set forth the compensation amounts paid to each person who served as a non-executive director during the fiscal year ended November 30, 2025 for their service in such fiscal year. The table does not include the compensation amounts paid to Mr. Zammit, who currently is President and Chief Executive Officer, or to Mr. Polk, who currently is Chair, Hyve Solutions, as both are named in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) (2) ($)	All Other Compensation(3) ($)	Total ($)
Ann Vezina	257,500	209,951	1,291	468,742
Kathleen Crusco	142,500	209,951	1,291	353,742
Ting Herh	107,500	209,951	1,291	318,742
Rich Hume	107,500	209,951	29,548(4)	346,999
Kenneth Lamneck(5)	97,500	209,951	1,119	308,570
Hau Lee(6)	30,000	—	3,684(7)	33,684
Nayaki Nayyar	127,500	209,951	1,291	338,742
Claude Pumilia	107,500	209,951	1,291	318,742
Merline Saintil	126,250	209,951	1,291	337,492
(1)Amounts listed in these columns represent the grant date fair value of stock awards recognized by us under FASB ASC Topic 718 for the fiscal year ended November 30, 2025, rather than the amounts realized by the named individuals. See Note 4 “Share-Based Compensation” for valuation assumptions used to calculate the fair value included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025. There were no new stock options granted during the fiscal year ended November 30, 2025.

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(2)The table below sets forth the aggregate number of outstanding stock awards that have not vested and outstanding option awards held by our non-executive directors as of November 30, 2025.

Name	Stock Awards (#)	Option Awards (#)
Ann Vezina	508	—
Kathleen Crusco	508	—
Ting Herh	508	—
Rich Hume	508	56,848
Kenneth Lamneck	508	—
Hau Lee(6)	—	—
Nayaki Nayyar	508	—
Claude Pumilia	508	—
Merline Saintil	508	—
(3)Unless otherwise noted, the amounts in this column represent the dollar value of dividends paid during the fiscal year ended November 30, 2025 (as part of a dividend paid to all of our stockholders) on unvested RSAs; such dividends were not factored into the grant date fair value of stock awards required to be reported in the stock awards column of the table.
(4)In addition to dividends paid during the fiscal year ended November 30, 2025 (as part of a dividend paid to all of our stockholders) on unvested RSAs, amount also includes $20,000 CEO retirement gift from the Company to Mr. Hume and a related tax gross-up payment of $8,429.
(5)Mr. Lamneck joined the Board on April 2, 2025 and received a prorated retainer.
(6)Mr. Lee retired on April 2, 2025; he received a prorated retainer and did not receive any stock awards.
(7)In addition to dividends paid during the fiscal year ended November 30, 2025 (as part of a dividend paid to all of our stockholders) on unvested RSAs, amount also includes $3,512 Board member retirement gift from the Company to Mr. Lee.

Narrative to Directors’ Compensation Table
The compensation and benefit program for our non-executive directors is designed to achieve the following goals: (1) compensation should fairly pay directors for work required of directors serving an entity of our size and scope; (2) compensation should align directors’ interests with the long-term interests of stockholders; and (3) the structure of compensation should be transparent and easy for stockholders to understand. Generally, we review director compensation every two years.
For the fiscal year ended November 30, 2025, each non-executive director serving a full term received an annual retainer of $110,000 payable quarterly and an annual RSA grant under the 2020 Stock Incentive Plan valued at approximately $210,000. The annual grant is prorated based upon the expected service period between the director’s service commencement date and the immediately following Annual Meeting.
For the fiscal year ended November 30, 2025, each non-executive director received the following compensation. These retainer amounts are reviewed and revised from time to time to reflect compensation practices among our peers based on information provided by our compensation consultant Compensia, Inc. (“Compensia”). Also, all directors are reimbursed for their reasonable out-of-pocket expenses in serving on the Board or any committee of the Board.

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Annual Director Compensation	Additional Compensation
Annual Cash Retainer(1)(2) $110,000

Board Chair
■Annual Cash Retainer(2)(4)

Committee Chair Annual Cash Retainers(2)
■Audit Committee Chair

■Compensation Committee Chair

■Nominating and Corporate Governance Committee Chair

■Technology Committee Chair(5)
$150,000 $35,000 $25,000 $20,000 $20,000
Annual Equity Retainer(1)(3) $210,000
(1)The annual retainer is prorated based upon the expected service period between the director’s service commencement date and the immediately following Annual Meeting. The annual retainer was increased to $110,000 from $100,000 effective upon the 2025 Annual Meeting.
(2)Payable in advance in quarterly installments.
(3)Approximate value of annual RSA under the 2020 Stock Incentive Plan. The valuation of the stock price in determining the number of RSA shares is based upon the closing price on the first trading day following the director’s appointment or election (or, if during a trading black-out period, upon the expiration of the third trading day following the opening of the trading window that follows the quarterly earnings call) and vests quarterly based upon our fiscal quarters. The annual grant is prorated based upon the expected service period between the director’s service commencement date and the immediately following Annual Meeting. For non-executive directors elected or appointed on or after the Company’s 2025 Annual Meeting, the valuation of the stock price in determining the number of RSA shares is based upon the closing price on April 15 immediately after the director’s appointment or election to the Board, provided that if April 15 is not a trading day, then on the first trading day afterwards. If April 15 or the first trading day afterwards falls within a trading blackout period, then the grant date will be upon the expiration of the third trading day after the trading blackout period ends.
(4)Additional Board Chair Annual Cash Retainer.
(5)The Technology Committee was established effective April 3, 2025.
We request each current member of the Board to hold an equity position in TD SYNNEX of the equivalent value of at least five times the annual base retainer (excluding committee chair retainers) in common stock, whether vested or unvested, or vested in-the-money stock options on the date of each Annual Meeting, commencing with the 2023 Annual Meeting. For any director initially elected after the 2020 Annual Meeting, we provide a five-year period from the date of initial appointment or election within which to meet the equity ownership request.

Corporate Governance
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Compensation Committee Interlocks and Insider Participation
Ting Herh, Hau Lee (until April 2, 2025), Nayaki Nayyar and Merline Saintil served as members of the Compensation Committee during the fiscal year ended November 30, 2025. None of the members who served on the Compensation Committee during the fiscal year ended November 30, 2025 has served as an officer or been an employee of TD SYNNEX, and we do not have any related person transactions with any of the members of the Compensation Committee. In addition, the Board has determined that these members, including Mr. Lee (until April 2, 2025), Mr. Herh, Ms. Nayyar and Ms. Saintil have no material relationship with us, that each of these directors is an independent director and that each of these directors meets the heightened independence standards applicable to members of the Compensation Committee. None of our executive officers currently serves, or in the past year has served, on the board of directors or compensation committee of any entity that has one or more executive officers serving, or proposed to serve, who is a member of our Board or Compensation Committee.

Certain Relationships and Related Party Transactions
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or directors or a director nominee;
•any person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of an executive officer, director, director nominee or a beneficial owner of more than 5% of any class of our voting securities, and any person (other than a tenant or employee) sharing the household of such executive officer, director, director nominee or beneficial owner of more than 5% of any class of our voting securities; or
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position of control or in which such person has a 10% or greater beneficial ownership interest.
We have adopted a written policy requiring material transactions relating to related party transactions to be approved by the Audit Committee, which is composed of disinterested members of the Board. The Audit Committee will review such Related Person Transactions at its regularly scheduled meetings or at special meetings called for that purpose. The Audit Committee will approve, ratify or disapprove a Related Person Transaction, and will decide if any amendments, modifications, remedies, or conditions to ensure the Related Person Transaction is conducted in a fair manner should be made. The Audit Committee will review and consider the relevant facts and circumstances of a Related Person Transaction and whether the Related Person Transaction has an impact on any other regulatory or listing standards, or policy of the Company. Transactions will be approved or ratified if the Audit Committee determines, in its business judgment based on the review of the available information, that the Related Person Transaction is fair, reasonable and consistent with the best interests of the Company.

Certain Relationships and Related Party Transactions
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MiTAC Transactions Overview
We have a business relationship with MiTAC International Corporation (“MiTAC International”), a publicly-traded company in Taiwan that began in 1992 when it became our primary investor through its affiliates. In September 2013, MiTAC Holdings Corporation (“MiTAC Holdings”) was established through a stock swap from MiTAC International and became a publicly traded company on the Taiwan Stock Exchange. MiTAC International is now a wholly owned subsidiary of MiTAC Holdings. Mr. Herh, a director of our Board, is an independent director of MiTAC Holdings. During fiscal year 2025, entities affiliated with MiTAC Holdings were the beneficial owner of at least 5% of our common stock.
Until July 31, 2010, we worked with MiTAC Holdings on OEM outsourcing and jointly marketed MiTAC Holdings’ design and electronic manufacturing services and our contract assembly capabilities. On July 31, 2010, MiTAC Holdings purchased certain assets related to the contract assembly business including inventory and customer contracts, primarily related to customers then being jointly serviced by MiTAC Holdings and us. We made payments of $1.3 million and $1.2 million to MiTAC Holdings and its affiliates for reimbursement of rent and overhead costs for facilities used by us during fiscal year 2025 and fiscal year 2024, respectively.
We purchased inventories and services from MiTAC Holdings and its affiliates totaling $385.7 million and $336.9 million during fiscal years ended 2025 and 2024, respectively. Our sales to MiTAC Holdings and its affiliates during fiscal years ended 2025 and 2024 totaled $99.3 million and $87.1 million, respectively. These amounts were made pursuant to various agreements with MiTAC Holdings and its affiliates, including MiTAC Digital Corp., MiTAC International, MiTAC Computing Technology Corporation, Getac, Inc. and Getac Video Solutions, Inc. and primarily involve distribution and logistics services for various products in the U.S. and Canada. These agreements generally renew annually and can be terminated with 30 to 90 days’ notice. Overall, these agreements are structured to allow flexibility and do not impose significant obligations or restrictions on business operations. Our business relationship with MiTAC Holdings and its affiliates has been informal and is not governed by long-term commitments or arrangements with respect to pricing terms, revenue or capacity commitments.
Indemnification Agreements
We entered into indemnification agreements with directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also may enter into indemnification agreements with our future directors and executive officers.

Insider Trading Policy
We have an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to the Company and its personnel, including officers, directors, all other co-workers of the Company and its subsidiaries, and other covered persons (the “Insider Trading Policy”). We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended November 30, 2025.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of January 30, 2026, the record date, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the 2025 Summary Compensation Table on page 51, (iii) each of our directors and (iv) all of our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o TD SYNNEX Corporation, 44201 Nobel Drive, Fremont, California 94538. The percentage of common stock beneficially owned in the table below is based on 80,626,390 shares outstanding as of January 30, 2026.

Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1) (#)	Right To Acquire Beneficial Ownership within 60 days of January 30, 2026(2) (#)	Total (#)	Percentage Beneficially Owned(1)(2) (%)
5% Stockholders:
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	8,274,403	—	8,274,403	10.3%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	6,856,687	—	6,856,687	8.5%
FMR LLC(5) 245 Summer Street Boston, MA 02210	6,482,929.92	—	6,482,929.92	8.0%
MiTAC Holdings Corporation and affiliated entities(6) See note (6) for address	4,769,980	—	4,769,980	5.9%

Security Ownership of Certain Beneficial Owners and Management
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Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1) (#)	Right To Acquire Beneficial Ownership within 60 days of January 30, 2026(2) (#)	Total (#)	Percentage Beneficially Owned(1)(2) (%)
Directors and Named Executive Officers:

Kathleen Crusco	4,525	—	4,525	*
Ting Herh	3,599	—	3,599	*
Richard Hume	47,515	18,365	65,880	*
David Jordan	17,260	—	17,260	*
Kenneth Lamneck	2,035	—	2,035	*
Miriam Murphy	16,529	—	16,529	*
Nayaki Nayyar	9,863	—	9,863	*
Dennis Polk(7)	106,586	22,955	129,541	*
Claude Pumilia	4,525	—	4,525	*
Merline Saintil	7,162	—	7,162	*
David Vetter	71,585	—	71,585	*
Ann Vezina	6,079	—	6,079	*
Marshall Witt	49,777(8)	—	49,777	*
Patrick Zammit	162,430	—	162,430	*
All current directors and executive officers as a group (16 persons)	511,973	41,320	553,293	0.7%
*    Amount represents less than 1% of our common stock.
(1)We have determined beneficial ownership in accordance with the SEC rules. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.
(2)For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire upon exercise of stock options within 60 days of January 30, 2026 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(3)Based solely on the information reported on a Schedule 13G/A filed with the SEC on August 7, 2025 by The Vanguard Group. The Vanguard Group has shared voting power with respect to 461,300 shares, sole dispositive power with respect to 7,718,714 shares and shared dispositive power with respect to 555,689 shares.
(4)Based solely on the information reported on a Schedule 13G/A filed with the SEC on November 12, 2024 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 6,624,620 shares and sole dispositive power with respect to 6,856,687 shares.

Security Ownership of Certain Beneficial Owners and Management
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(5)Based solely on information reported on a Schedule 13G/A filed with the SEC on November 5, 2025 by FMR LLC. This amount reflects securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC reports sole voting power with respect to 6,454,541.96 shares and sole dispositive power with respect to 6,482,929.92 shares. Abigail P. Johnson reports sole dispositive power with respect to 6,482,929.92 shares.
(6)Based on information reported on a Schedule 13G/A filed with the SEC on February 6, 2024. This amount includes 2,403,229 shares held by MiTAC Holdings Corporation, 2,064,649 shares held by MiTAC International Corporation, and 302,102 shares held by Silver Star Developments Ltd. Silver Star Developments Ltd. is a wholly-owned subsidiary of MiTAC International Corporation. MiTAC International Corporation is a wholly owned subsidiary of MiTAC Holdings Corporation. Silver Star Developments Ltd. and MiTAC International Corporation are wholly-owned subsidiaries of MiTAC Holdings Corporation. The principal business office for MiTAC Holdings Corporation is No. 202, Wenhua 2nd Road, Guishan Dist., Taoyuan City 333, Taiwan (R.O.C.). MiTAC Holdings Corporation has informed the Company that it reduced its beneficial ownership of the Company’s common stock during 2025 and that its beneficial ownership as of December 31, 2025 was less than the amount reported in such Schedule 13G/A. MiTAC Holdings Corporation has not filed an amendment to its Schedule 13G/A reflecting such reduction.
(7)Includes 22,439 shares directly held by Mr. Polk and 84,147 shares indirectly held by a revocable grantor trust of which Mr. Polk is a trustee.
(8)Mr. Witt separated from the Company on October 17, 2025. This amount is based on information from his last Form 4 filed on September 18, 2025.

Executive Compensation

Compensation Discussion and Analysis
The Compensation Committee has responsibility for TD SYNNEX’s executive compensation policies as provided in a written charter adopted by the Board. The Compensation Discussion and Analysis (the “CD&A”) describes TD SYNNEX’s executive compensation program. It explains how the Compensation Committee made compensation decisions for our fiscal year 2025 named executive officers (“NEOs”). Our current executive officers who are named executive officers for fiscal year 2025 are as follows:

Patrick Zammit President and Chief Executive Officer Age: 59	David Jordan(1) Chief Financial Officer Age: 38	Dennis Polk Chair, Hyve Solutions Age: 59	Miriam Murphy President, Europe Age: 56	David Vetter Chief Legal Officer Age: 66
(1)Mr. Jordan was promoted from Senior Vice President, Chief Financial Officer, Americas to Chief Financial Officer of TD SYNNEX on October 2, 2025. He succeeded Marshall Witt, who ceased serving as Chief Financial Officer of TD SYNNEX on October 2, 2025 and left the Company on October 17, 2025.

Our former Chief Financial Officer, Marshall Witt, also is a named executive officer for fiscal year 2025.
Objectives and Philosophy of Our Compensation Program
Our compensation philosophy is to pay for performance as well as to offer competitive compensation to attract and retain talented executive officers. A significant portion of an executive officer’s total compensation depends on the executive officer’s performance relative to operational and financial objectives. We stress a compensation philosophy that is performance-driven, with competitive base salaries, and performance-based cash bonuses through our MIP and equity awards through our long-term incentive equity program. Realized value of equity compensation depends on stock price performance.
We believe that the compensation of our executive officers should reflect their success as a management team, as well as on an individual basis, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share, return on invested capital, growth or maintenance of market share and long-term competitive advantage. We believe that the performance of our executive officers in managing TD SYNNEX, considered in light of general economic conditions, our industry, and competitive conditions, should be the primary driver in determining their compensation.
Our executive compensation program is designed to strengthen the link between pay and performance by having a significant amount of the executives’ compensation tied to the achievement of pre-established performance metrics directly related to our business goals and strategies. As an executive’s ability to impact operational performance increases, so does the proportion of at-risk, variable compensation the officer receives. Target long-term incentive equity opportunity grows proportionately as job responsibilities increase, which encourages our executive officers to focus on TD SYNNEX’s long-term success and aligns with the long-term interests of our stockholders.

Executive Compensation
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Competitive compensation also is important if we are to attract and retain the talent necessary to lead TD SYNNEX in the competitive and changing business environment in which we operate. In this regard, we are mindful of the median level of executive officer compensation of our competitors. We also strive for internal equity among co-workers according to job responsibilities, experience, capability, and individual performance within an environment of goals, rewards and expectations. As we believe the performance of every co-worker is important to our success, we are mindful of the effect that our executive compensation program has on incentivizing our co-workers.
The differences in compensation among the various executive officers are due primarily to individual differences in job responsibility, contribution, performance, scope and complexity of the businesses they oversee, and demands of managing and influencing global operations. An executive with responsibility over a broader, more difficult or more profitable business unit or corporate division will have potential for greater compensation than an executive with responsibility over a narrower, less complex or less profitable business unit or corporate division.
Our emphasis on performance and the extent of individual opportunity to influence the Company’s performance over the long term plays a large role in how we determine total compensation for both executive officers and non-executive co-workers. While we do not have an exact formula for allocating between cash and non-cash compensation, we strive to balance long-term equity versus short-term cash compensation and variable compensation versus fixed compensation. As noted above, executive officers who have greater ability to influence the overall performance of TD SYNNEX receive more long-term equity as a percentage of total compensation than non-executive co-workers who have less ability to influence the overall performance of TD SYNNEX. Similarly, performance-related cash compensation for such executive officers as a percentage of total compensation is greater than performance-related cash compensation of non-executive co-workers.

Our total target compensation mix for executive officers in their roles as of November 30, 2025 is as follows:
(1)The Other NEOs metrics as of November 30, 2025 excludes Mr. Witt due to his separation from the Company before the end of the fiscal year.

Ultimately, our incentive compensation is designed to reward executive officers for achieving goals that are intended to be challenging yet with a reasonable opportunity to reach the threshold amount, requiring meaningful growth to reach the target level and substantial growth to reach the maximum level. The amount of growth required to reach the maximum level of compensation is developed within the context of the normal business planning cycle and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce our executive officers to take inappropriate risks that could threaten our financial and operating stability.

Executive Compensation
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In addition, we endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes our executive compensation and related governance policies and practices during fiscal year 2025:

What We Do	What We Do Not Do

•Provide an annual bonus that is a significant portion of total direct compensation and that is performance-based and not guaranteed
•Mitigate undue risk in compensation programs
•Maintain equity ownership guidelines for executives
•Provide reasonable post-employment and change-in-control protection to executives
•Use an independent compensation consultant who does not provide other services to the Company
•Maintain a recoupment policy which requires us to seek the repayment of performance-based compensation in the event of a restatement of the Company’s financial results
•No repricing of underwater stock options •No tax gross-ups related to change in control •No significant perquisites •No hedging and pledging of Company securities by directors and executive officers
Say on Pay Vote
In June 2023, the Board determined that, consistent with the stockholders’ advisory vote in March 2023, it will include in our proxy materials a stockholder vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes concerning executive compensation. At last year’s Annual Meeting, we received approximately 86% support for our Say on Pay vote. As the Compensation Committee evaluated our compensation principles and policies during fiscal year 2025, it was mindful of this favorable outcome and our stockholders’ strong support of our compensation objectives and compensation programs.
Compensation Decision-Making

Compensation Consultant. To assist the Compensation Committee in its duties, the Compensation Committee retained the services of Compensia, Inc. (“Compensia”) as its compensation consultant during fiscal year 2025. Compensia reported directly to the Compensation Committee, and the Compensation Committee directly approved Compensia’s fees. Management had no role in the selection of the compensation consultant. The Compensation Committee retained the services of Compensia to outline executive compensation trends and developments, review and analyze TD SYNNEX’s executive compensation philosophy and programs, and provide summary of findings and considerations for use in fiscal year 2025. The Compensation Committee also retained Compensia to review non-executive director compensation. The Compensation Committee believes that Compensia’s advice was independent and did not raise any conflicts of interest. In reaching this conclusion, the Compensation Committee considered all factors relevant to Compensia’s independence from management, including factors suggested by the New York Stock Exchange in its rules related to compensation advisor independence.
Compensia provided the Compensation Committee with a review of the overall compensation climate in the United States, best practices, and trends specific to our industry. Compensia provided analyses of base salaries, bonuses, long-term incentives and benefit practices of comparable peer companies. Compensia’s work did not raise any conflict of interest.

Executive Compensation
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Peer Group. The Compensation Committee, with the assistance of Compensia, approved a compensation peer group as a source of competitive market data for evaluating the compensation of our executive officers and to support pay decisions for fiscal year 2025. The key objectives playing a role in peer company selection include: identifying companies characterized by comparable industry, business model and/or executive labor market; identifying companies that are of a similar size and scope, typically based on a best-practice set of financial criteria including market capitalization and revenue; and positioning TD SYNNEX in or near the middle of the peer group in key financial metrics where possible.
The following comparable technology distribution, electronic manufacturing services, IT consulting, and other peer companies were used in our competitive benchmarking for fiscal year 2025 executive compensation:

Arrow Electronics, Inc.	Flex, Ltd.	Jabil Inc.
Avnet, Inc.	Henry Schein, Inc.	US Foods Holding Corp.
Cardinal Health, Inc.	Ingram Micro Holding Corporation	WESCO International, Inc.
CDW Corporation	Insight Enterprises, Inc.	Western Digital Corporation
Beginning with its determination of fiscal year 2026 executive compensation, the Compensation Committee has added Celestica, Inc. and HP Inc. to, and has removed Western Digital Corporation from, the compensation peer group.
We supplement information from the peer group public filings with data from Compensia, the Radford Global Technology Survey, and Equilar Compensation Survey. While peer group and other market research data provides the framework for our compensation decisions, adjustments are also made by the Compensation Committee on an individual basis to account for individual performance and each executive’s scope of responsibility and experience.
Role of President and Chief Executive Officer. Our President and Chief Executive Officer also made recommendations to the Compensation Committee as to the compensation of the other NEOs. The Compensation Committee can accept or adjust such recommendations for these officers. However, in general, the Compensation Committee considered the recommendations of our President and Chief Executive Officer, the NEO’s role, responsibilities and performance during the past year, and the amount of compensation paid to NEOs in similar positions at comparable companies. These recommendations were considered in relation to annual performance reviews and played an important role in the compensation determinations by the Compensation Committee. The CEO’s compensation is discussed and approved during executive sessions of the Compensation Committee and the Board without the CEO present.
In general, we believe that the current executive compensation program meets the objectives of rewarding executive officers for measurable results in meeting and exceeding goals.
Last year, following review by our Compensation Committee, we continued a compensation program for executive officers that consists primarily of four components:
(1)    base salary;
(2)    MIP bonus;
(3)    time-based vesting equity grants; and
(4)    performance-based long-term incentive equity grants (“LTI”).
The compensation elements are usually administered in four cycles. Merit awards for base salaries are generally considered and implemented in the April-May period. Annual equity grants in the form of RSAs or RSUs, other than LTI awards, are generally awarded in the October period. MIP bonuses are generally paid in the January-February period and LTI awards in the form of PRSUs are also generally granted in the January-February period. All of the above elements are reviewed and determined on at least an annual basis by the Compensation Committee.

Executive Compensation
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Base Salary. The Compensation Committee considers a number of factors in determining individual base salaries for the NEOs, including the scope of an individual’s job responsibilities, his or her individual contributions and experience, business performance, job market conditions, the salary budget guidelines, and the individual’s current base salary, as compared with those of persons in similar positions at other companies in the Company’s compensation peer group. Targets for MIP are a percentage of base salary.
Merit increases are based on, among other things, individual performance, changes in responsibilities, and the overall financial forecast that helps define the ability to provide a merit increase budget for the year. With respect to each executive’s individual performance, we assess the breadth and complexity of the area of responsibility and the individual contributions and seek to quantify the same. Typically, individual salaries for NEOs are reviewed each March by the Compensation Committee following its annual review of executive performance. Any merit increases are generally based on the CEO’s (for executives other than the CEO) and the Committee’s assessment of individual performance.
The following table shows the base salary paid to the NEOs in fiscal year 2024 and fiscal year 2025 as shown in the Summary Compensation table, unless otherwise noted.

Name	Base Salary Fiscal Year 2024 ($)	Base Salary Fiscal Year 2025 ($)	Change (%)
Patrick Zammit(1)	732,949	1,000,000	36
David Jordan(2)(3)	n/a	495,472	n/a
Marshall Witt(4)	641,377	711,000	11
Dennis Polk	803,077	800,000	—
Miriam Murphy(3)(5)	n/a	701,743	n/a
David Vetter	623,514	649,000	4
(1)The increase in Mr. Zammit’s base salary is due to his having held the role of Chief Executive Officer for all of fiscal year 2025. The fiscal year 2024 amount reflects different targets for the different roles, including Chief Operating Officer and President and Chief Executive Officer, that he held during fiscal year 2024.
(2)Mr. Jordan’s fiscal year 2025 base salary reflects different targets for the different roles he held in fiscal year 2025, including his promotion from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025.
(3)Mr. Jordan and Ms. Murphy were not named executive officers during fiscal year 2024.
(4)Mr. Witt’s fiscal year 2025 base salary amount represents his annualized salary for the year, and is different than the amount shown in the Summary Compensation Table due to his separation from the Company before the end of the fiscal year. The Compensation Committee increased the base salary of Mr. Witt in the third quarter of fiscal year 2024 in order to bring his base salary closer to the market median as compared with persons in similar positions at other companies in our peer group. The increase in Mr. Witt’s fiscal year 2025 base salary is due to this discretionary increase remaining in effect in fiscal year 2025.
(5)Ms. Murphy’s fiscal year 2025 compensation has been calculated based on a weighted average British Pound-to-Dollar exchange rate.
Management Incentive Plan. The MIP cash bonuses reward individuals for achieving financial goals, in keeping with a performance-driven environment conducive to increasing stockholder value. Bonuses granted to executive officers under our MIP are determined by the Compensation Committee based upon quantitative considerations. The Compensation Committee establishes specific performance goals for each participant, which must be achieved for an award to be earned under our MIP for that fiscal year.
The Compensation Committee sets reasonably stringent minimum MIP hurdles and performance metrics. The Compensation Committee is also authorized to recoup any bonuses or portion thereof to mitigate the potential for undue risk assumption. We believe that our integrated MIP directly links pay to the scope and impact of each job, offers programs and practices that keep pace with the changing needs of the business, and maintains a fair, equitable and global framework that allows for regional differences. In January 2026, the Compensation Committee approved adjustments to the executive officers’ MIP performance results to remove certain reorganization costs, as permitted under our 2016 Management Incentive Plan.

Executive Compensation
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The following table shows the target MIP bonuses for the Named Executive Officers for fiscal year 2024 and fiscal year 2025, inclusive of changes approved by the Compensation Committee during each fiscal year, as applicable.

Name	Target MIP Fiscal Year 2024 ($)	Target MIP Fiscal Year 2025 ($)	Change (%)
Patrick Zammit(1)	1,204,259	2,000,000	66
David Jordan(2)(3)	n/a	337,099	n/a
Marshall Witt(4)	797,994	888,750	11
Dennis Polk	800,000	800,000	—
Miriam Murphy(3)(5)	n/a	701,743	n/a
David Vetter(6)	527,788	579,530	10
(1)The increase in Mr. Zammit’s target MIP bonus is due to his having held the role of Chief Executive Officer for all of fiscal year 2025. The fiscal year 2024 target amount reflects different targets for the different roles, including Chief Operating Officer and President and Chief Executive Officer, that he held during fiscal year 2024.
(2)Mr. Jordan’s fiscal year 2025 target MIP bonus reflects different targets for the different roles he held in fiscal year 2025, including his promotion from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025.
(3)Mr. Jordan and Ms. Murphy were not named executive officers during fiscal year 2024.
(4)Mr. Witt’s fiscal year 2025 MIP target bonus amount is based on his annualized base salary for the year.
(5)Ms. Murphy’s fiscal year 2025 target MIP bonus has been calculated based on a weighted average British Pound-to-Dollar exchange rate.
(6)Mr. Vetter’s fiscal year 2025 target MIP bonus was increased to bring his MIP target bonus closer to the market median as compared with persons in similar positions at other companies in our peer group.
In consideration of the annual base salary and MIP target bonus details outlined above, the table below provides a summary of the total target cash compensation for our NEOs:

Name	Total Target Cash Compensation Fiscal Year 2024 ($)	Total Target Cash Compensation Fiscal Year 2025 ($)	Change (%)
Patrick Zammit(1)	1,937,208	3,000,000	55
David Jordan(2)(3)	n/a	832,571	n/a
Marshall Witt(4)	1,439,371	1,599,750	11
Dennis Polk	1,603,077	1,600,000	—
Miriam Murphy(3)(5)	n/a	1,403,486	n/a
David Vetter	1,151,302	1,228,530	7
(1)The increase in Mr. Zammit’s total target cash compensation is due to his having held the role of Chief Executive Officer for all of fiscal year 2025. The fiscal year 2024 amount reflects different targets for the different roles, including Chief Operating Officer and President and Chief Executive Officer, that he held during fiscal year 2024.
(2)Mr. Jordan’s total target cash compensation reflects targets for the different roles he held in fiscal year 2025, including his promotion from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025.
(3)Mr. Jordan and Ms. Murphy were not named executive officers during fiscal year 2024.
(4)As previously noted, Mr. Witt’s fiscal year 2025 base salary and target MIP bonus have been annualized. His base salary is different than the amount in the Summary Compensation Table due to his separation from the Company before the end of the fiscal year.
(5)Ms. Murphy’s fiscal year 2025 total target compensation has been calculated based on a weighted average British Pound-to-Dollar exchange rate.

Executive Compensation
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MIP Performance Metric	Rationale
Non-GAAP Net Income
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, non-GAAP net income is the financial performance measure that, in our assessment, represents the most important measure used as it is all-inclusive, driven by specific Company initiatives designed to improve financial performance results and is easily understood by stakeholders.

Non-GAAP Operating Income
We incorporate non-GAAP operating income as the primary financial performance measure for management in regional leadership roles that do not have responsibility in influencing Corporate activities that would impact net income, such as our global debt and tax structure.

Return on Working Capital
We incorporate a cash management performance measure for management in regional leadership roles that do not have responsibility in influencing Corporate activities that would impact invested capital, such as our global equity and debt structure, with a focus on optimizing cash flow generation throughout the Company.

Adjusted Return on Invested Capital
Adjusted Return on Invested Capital (“Adjusted ROIC”) is selected as a primary measure of financial performance because it aligns with stockholders' interest in the Company allocating and deploying capital effectively with a focus on exceeding the Company's cost of capital, thereby creating stockholder value.

Non-GAAP Contribution Margin
We incorporate non-GAAP contribution margin as a performance measure for management in regional leadership roles as it represents regional non-GAAP operating income, adjusted for the exclusion of certain allocated costs.

When determining the financial performance goals, the Compensation Committee seeks to ensure that they are fair, challenging, and forward-looking, without encouraging excessive risk-taking. Based on the above combination of program performance measures, the Company believes that: (i) its executives are encouraged to manage the Company prudently and (ii) its incentive programs are not designed in a manner that encourages executives to take risks that are inconsistent with the Company’s or its stockholders’ best interests.

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For fiscal year 2025, the selected performance measures and weightings for MIP bonuses to the NEOs were as follows:

Name	Worldwide Non-GAAP Net Income (%)	Worldwide Non-GAAP Operating Income (%)	Business Unit Non-GAAP Net Income (%)	Regional Return on Working Capital (%)	Worldwide or Business Unit Adjusted ROIC (%)	Regional Non-GAAP Contribution Margin (%)
Patrick Zammit	70	—	—	—	30	—
David Jordan(1)	70	—	—	—	30	—
Marshall Witt	70	—	—	—	30	—
Dennis Polk	30	—	40	—	30	—
Miriam Murphy	—	30	—	30	—	40
David Vetter	70	—	—	—	30	—
(1)Mr. Jordan’s performance measures and weightings prior to his promotion to Chief Financial Officer on October 2, 2025, not included in the table above, were based on performance measures as follows: 35% on each of worldwide non-GAAP net income and regional non-GAAP contribution margin, and 30% regional free cash flow, respectively. His MIP bonus payout for fiscal year 2025 has been pro-rated based on time served in his respective roles.
The financial metrics applied to each executive are based on their role and scope of responsibilities, and the final payout an executive officer earns is based on the performance of each metric. There is a payout “acceleration curve” that applies to each metric. The threshold metric attainment is 70% for each performance metric, which, if achieved, results in a 30% payout for that metric. Meeting the target threshold attainment for the performance goal results in a 100% payout for that metric. An executive officer could earn up to 200% of the payout, depending on the degree of over-achievement. Acceleration is based on a sliding scale and applies from 101% attainment, where the payout is 110%. The 200% maximum payout is achieved at 110% attainment.
Under no circumstances may the aggregate payout under the MIP exceed $3.5 million for any fiscal year. Under the terms of the MIP, an NEO is required to remain employed until the end of the fiscal year (performance period) in order to receive a payout under the program, unless determined otherwise by the Compensation Committee.
The MIP for each NEO is based upon a certain percentage of their annual base salary for the applicable fiscal year. In the event that the minimum threshold performance target is met, then our executive officers receive a bonus based on the following approximate percentage of base salary for fiscal year 2025, as applicable:

Name	Minimum Payment (if Threshold is Met) as Percentage of Base Salary(1) (%)	Target Payment as Percentage of Base Salary(1) (%)	Maximum Payment as Percentage of Base Salary(1) (2) (%)
Patrick Zammit	60.0	200.0	400.0(2)
David Jordan	20.4	68.0	136.1
Marshall Witt	37.5	125.0	250.0
Dennis Polk	30.0	100.0	200.0
Miriam Murphy	30.0	100.0	200.0
David Vetter	26.8	89.3	178.6
(1)The percentages seen in the table above are based on the minimum, target, and maximum MIP payments set at the beginning of the year as a percentage of base salary paid during fiscal year 2025, which is inclusive of salary increases and target bonus adjustments during the fiscal year calculated on a pro-rata basis. For Mr. Witt, his annualized salary for fiscal year 2025 was utilized due to his separation from the Company before the end of the fiscal year.
(2)MIP maximum payout is capped at $3.5 million.

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Our fiscal year 2025 MIP targets related to financial metrics that we publicly report, the attainment of these target metrics, the over/under attainment percentage and the payout percentage for our NEOs were:

Performance Measure	Fiscal 2025 Target (currency in millions)	Fiscal 2025 Attainment	Fiscal 2025 Attainment as a Percentage of Target	Fiscal 2025 Bonus Payout
Worldwide Non-GAAP Net Income(1)	$1,043	$1,111	106%	160%
Worldwide Adjusted ROIC(1)	10.3%	10.6%	103%	130%
Worldwide Non-GAAP Operating Income(1)	$1,660	$1,803	109%	190%
(1)Non-GAAP financial measure. See the Appendix A to this Proxy Statement for definitions of non-GAAP measures and reconciliation of such measures to GAAP.
(2)Attainment levels include adjustments to the performance results for our executive officers to remove certain reorganization costs, as permitted under our 2016 Management Incentive Plan.
The above performance targets are tied directly to our financial results in relation to our annual operating plan for fiscal year 2025. The Compensation Committee certified the above achievement levels after the completion of fiscal year 2025. Performance targets and achievement levels for purposes of the MIP were calculated using non-GAAP measures as described more fully in Appendix A of this Proxy Statement, where we also have included reconciliations to GAAP.
For the fiscal year ended November 30, 2025, the following NEOs received the following bonuses:

Name	Total MIP Bonus Payment ($)	Percentage Attributable to Worldwide Non-GAAP Net Income (%)	Percentage Attributable to Worldwide Non-GAAP Operating Income (%)	Percentage Attributable to Business Unit Non-GAAP Net Income (%)	Percentage Attributable to Regional Return on Working Capital (%)	Percentage Attributable to Worldwide or Business Unit Adjusted ROIC (%)	Percentage Attributable to Regional Non-GAAP Contribution Margin (%)	Percentage Attributable to Regional Free Cash Flow (%)
Patrick Zammit	3,020,000	74	—	—	—	26	—	—
David Jordan(1)	477,212	51	—	—	—	8	26	15
Marshall Witt(2)	—	—	—	—	—	—	—	—
Dennis Polk	1,504,000	26	—	42	—	32	—	—
Miriam Murphy(3)	1,186,012	—	34	—	35	—	31	—
David Vetter	875,091	74	—	—	—	26	—	—
(1)Mr. Jordan was promoted from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025. His total MIP bonus opportunity for fiscal year 2025 was an aggregate of the MIP bonus opportunity he had for each role during the time of that role; therefore his total MIP bonus opportunity for fiscal year 2025 does not reflect, and is less than, what his total MIP bonus opportunity would have been if he had been Chief Financial Officer during the entire fiscal year.
(2)Mr. Witt’s MIP bonus for fiscal year 2025 was forfeited due to his separation from the Company prior to the end of the fiscal year.
(3)Ms. Murphy’s fiscal year 2025 MIP bonus payment has been calculated based on a weighted average British Pound-to-Dollar exchange rate.

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Equity Grants. Equity incentives include time-based vesting equity grants and performance-based vesting equity grants. The Compensation Committee believes that the equity incentive program ties executive compensation to long-term business performance and aligns total compensation closer to the market median in value and in form. The Compensation Committee grants equity incentives to our NEOs under our stockholder-approved 2020 Stock Incentive Plan, and considers at least annually whether to approve specific long-term equity awards based on the recommendations of our President and Chief Executive Officer (except with respect to his own awards). The 2020 Stock Incentive Plan does not state a formulaic method for weighing these factors, nor does the Compensation Committee employ one. In addition, the Compensation Committee considers the potential dilution and accounting costs of long-term equity awards as compared to those granted at other publicly traded companies that compete with us for business and executive talent.
Equity grants are based on a number of considerations. The Compensation Committee considered the following principal elements:
•corporate performance;
•dilution to stockholders;
•related expense to our company;
•job responsibilities and past performance of the executive officer;
•likely future contributions by the executive officer;
•our company’s retention and succession needs;
•potential reward to the executive officer if the stock price appreciates in the public market;
•management tier classification;
•long-term incentive award levels for comparable executives and key co-workers at companies that compete with us for business and executives;
•market data; and
•total value of existing awards previously granted, including both vested and unvested equity holdings.
Determination of equity grant amounts is based on objective data synthesized to competitive ranges and to internal policies and practices, including an overall review of both co-worker and corporate performance and the value of equity grants for similar roles at comparable companies. We evaluate our corporate performance objective primarily by our financial performance, including non-GAAP diluted earnings per share (“non-GAAP diluted EPS”) and adjusted ROIC. Equity grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility or extraordinary contribution to the business.
In addition, to avoid any impropriety or even the appearance of such, the Compensation Committee in most cases times the equity grants to be valued only during open trading windows. Equity grants to executive officers are generally awarded on the 15th day of October, but, if that day is not a trading day, then the equity grant will be awarded on the first trading day after the 15th of October. However, if the 15th day of October (or the first trading day afterward, if the 15th day is not a trading day) falls within a trading blackout period, then the grant date will be at the end of the third trading day after the trading blackout period ends. The exception to this standard procedure is the granting of PRSUs, as discussed below, which are valued as of the first business day of the fiscal year. PRSUs to executive officers are generally awarded in the January-February period.
Time-Based, Long-Term Equity Incentives. The value of the annual time-based vesting equity incentive award is set as a percentage of target total cash compensation. The awards generally vest over three years, with one-third vesting on each of the first three grant date anniversaries. The time-based vesting element of the awards enables executives to focus on long-term goals. The Committee intends for the time-based RSAs and RSUs to be a retention tool.

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For fiscal year 2025, the NEOs were granted time-based vesting RSAs or RSUs as follows:

Name	RSA or RSU(1) shares granted (#)	Value of RSAs and RSUs(1) ($)
Patrick Zammit	22,957	3,599,887
David Jordan	5,739	899,933
Marshall Witt(2)	—	—
Dennis Polk	5,739	899,933
Miriam Murphy	4,782	749,865
David Vetter	5,739	899,933
(1)There were no time-based RSUs granted to the NEOs in fiscal year 2025.
(2)Mr. Witt did not receive RSAs in fiscal year 2025 due to his separation from the Company prior to the annual awards granted in fiscal year 2025.
Performance-Based, Long-Term Equity Incentives. Our annual long-term incentive (“LTI”) program implemented through our 2020 Stock Incentive Plan is designed to provide long-term retention incentives to our executive officers and to create an alignment between the interests of our executive officers with those of our stockholders because appreciation in the stock price of our shares will benefit both our executive officers and our stockholders. Under the 2020 Stock Incentive Plan, the Compensation Committee may grant LTI awards that require, as a condition to vesting, the attainment of one or more performance targets specified by the Compensation Committee from the list of possible financial and operational performance metrics specified in the 2020 Stock Incentive Plan. The Committee believed that it was appropriate to include an element that measured our performance in alignment with our long-term strategic plan and is viewed by stockholders as a primary driver of value creation. The Compensation Committee believed that linking a portion of long-term compensation to our long-term EPS performance and long-term adjusted ROIC performance aligns the interests of our NEOs with those of our stockholders.
The Compensation Committee considers LTI program awards during the meeting held following the end of a fiscal year. The PRSUs vest based upon (1) achievement, on a cumulative basis, of the applicable minimum threshold financial performance measure based on a formula derived from non-GAAP diluted EPS target performance (“non-GAAP diluted EPS formula”) and (2) the achievement of adjusted ROIC target performance, with performance metrics measured over a three-year period ending November 30. The minimum threshold non-GAAP diluted EPS formula percentage is 75% and the maximum target performance percentage is 166.7% for all executive officers.
The actual number of PRSUs that will vest, if the applicable minimum threshold non-GAAP diluted EPS formula percentage is met, will be determined, on a sliding scale based on the non-GAAP diluted EPS formula performance percentage actually achieved. This amount is then adjusted by the percentage increase or decrease corresponding with our performance as measured by the adjusted ROIC performance percentage, provided that in no event will an executive officer be entitled to receive more than the maximum award (as set forth in the table below). To the extent that we fail to meet our performance targets for the 3-year period, then that portion of the shares underlying the PRSUs are canceled and do not vest, regardless of the adjusted ROIC performance percentage. If, for example, we achieve 75% of the non-GAAP diluted EPS formula target and achieve adjusted ROIC performance at target, then our executive officers would receive 50% of the targeted shares. Similarly, if we achieve 166.7% of the non-GAAP diluted EPS formula target and achieve adjusted ROIC performance at target, then our executive officers would receive 200% of the targeted shares.
Executive officers were granted 100% of the target award with the ability to receive up to 200% of the target award if goals are exceeded. If the minimum performance threshold is not met, however, then the portion of the granted award will be fully forfeited.

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For fiscal year 2025 for the LTI Program, based upon the per share price on the last business day of fiscal year 2024 of $118.99 (due to December 1, 2024 falling on a non-trading day), the executive officers were granted PRSUs as follows:

Name	PRSUs vesting at 75% of target performance (represents 50% of target award) (#)	PRSUs at 75% target performance (represents 50% of target award) ($)	PRSUs vesting at 100% target performance (#)	PRSUs at 100% target performance ($)	PRSUs vesting at 200% target performance (#)	PRSUs at maximum award of 200% of target award ($)
Patrick Zammit	8,404	999,992	16,808	1,999,984	33,616	3,999,968
David Jordan(1)	—	—	—	—	—	—
Marshall Witt(2)	3,361	399,925	6,723	799,970	13,446	1,599,940
Dennis Polk	2,521	299,974	5,042	599,948	10,084	1,199,895
Miriam Murphy	2,033	241,907	4,066	483,813	8,132	967,627
David Vetter	2,521	299,974	5,042	599,948	10,084	1,199,895
(1)Mr. Jordan did not receive PRSUs in fiscal year 2025 due to his promotion to Chief Financial Officer taking place after the PRSUs were issued for fiscal year 2025.
(2)Mr. Witt’s PRSUs received in fiscal year 2025 were cancelled following his separation from the Company prior to the end of the fiscal year.
Generally, the vesting of the LTI awards is contingent upon the NEO remaining employed by us through the last day of the respective performance period.
In considering the appropriate performance metric for the LTI awards for fiscal year 2025, the Compensation Committee, with the assistance of senior management, concluded that applicable non-GAAP diluted EPS and adjusted ROIC performance metrics be the same for all executive officers. These performance metrics are determined each year by considering actual performance as well as growth rates based on business expectations.
Our non-GAAP diluted EPS for the three-year performance period ended November 30, 2025 was $36.13 compared to the target of $37.84, or attainment of 95.48%, and our adjusted ROIC for the three-year performance period ended November 30, 2025 was 10.20% compared to the target of 11.27%, resulting in a modifier to non-GAAP diluted EPS of (10)%. Therefore, for the fiscal 2023 LTI grant with the performance period ended November 30, 2025, the PRSUs settled and vested based upon achievement of performance goals as follows:

Name	PRSUs at 100% target performance (#)	PRSUs at 100% target performance(1) ($)	Achievement of target (%)	PRSUs vesting upon achievement of performance goals (#)
Patrick Zammit	5,252	539,906	81.87	4,299
Marshall Witt(2)	4,669	479,973	—	—
David Vetter	3,552	365,146	81.87	2,908
(1)Based on closing stock price on December 1, 2022 of $102.80.
(2)Mr. Witt’s unvested PRSUs were cancelled following his separation from the Company prior to the end of the fiscal year.

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With respect to both our time-based and performance-based equity programs, the Compensation Committee considers at least annually whether to approve specific long-term equity awards based on the recommendations of our President and Chief Executive Officer (except with respect to his own awards). When determining awards, the Compensation Committee considers factors such as the individual’s position with us, their prior and expected future performance and responsibilities, our retention and succession needs, and the long-term incentive award levels for comparable executives and key co-workers at companies that compete with us for executive and managerial talent. The Compensation Committee also considers the total value of equity awards previously granted and the existing equity ownership of each executive officer when determining PRSU award levels, with particular attention paid to the value of unvested awards. In addition, the Compensation Committee considers the potential dilution and accounting costs of long-term equity awards as compared to those granted at other publicly traded companies that compete with us for business and executive talent. The 2020 Stock Incentive Plan does not state a formulaic method for weighing these factors, nor does the Compensation Committee employ one.
Stock Ownership Guidelines. To further ensure that the long-term interests of executive officers are closely aligned with those of stockholders, we request that all executive officers, except our President and Chief Executive Officer, hold an equity position in TD SYNNEX of the lesser of the following: (1) at least two times annual base salary or (2) $1,000,000. This equity position can be satisfied by holding shares of common stock or unvested RSUs and RSAs subject to only time-based vesting. With respect to our President and Chief Executive Officer, we request that he hold an equity position in TD SYNNEX of the lesser of the following: (1) at least two times the sum of annual base salary plus target bonus as in effect from time to time or (2) $2,000,000. Stock ownership for our President and Chief Executive Officer includes common stock owned personally or in trust for his benefit but does not include unvested RSAs or RSUs, or stock options. PRSUs are not included in the calculation for any executive officer.
Deferred Compensation Plan. Our deferred compensation plan permits designated co-workers to accumulate income for retirement and other personal financial goals by deferring present income through a nonqualified plan. Our deferred compensation plan became effective on January 1, 1994 and was amended on January 7, 2008 to conform with changes required by Section 409A of the Code. Currently, none of our executive officers participate in this plan.
Benefits, Perquisites and Other. Other benefits available to our executive officers include medical, dental and life insurance, as well as, for U.S.-based executive officers, 401(k) plan and Employee Stock Purchase Plan (“ESPP”). These benefits are generally available to all our co-workers.
Executive Compensation by TD SYNNEX for the Named Executive Officers
President and Chief Executive Officer. Patrick Zammit is our President and Chief Executive Officer and has served in this capacity since September 1, 2024. He previously served as our Chief Operating Officer from January 2024 to August 2024 and as our President, Europe and APJ from September 2021 to December 2023. Mr. Zammit’s base salary was $1,000,000 as of November 30, 2025 and he received a bonus of $3,020,000 under the MIP for the twelve months ended November 30, 2025. Mr. Zammit also received a grant of 22,957 RSAs, and a grant of 16,808 PRSUs. Some of the primary factors affecting Mr. Zammit’s compensation include, among other things, our fiscal year 2025 financial performance that exceeded our pre-established financial goals, comparative compensation of competitor companies, the increased responsibility he has assumed by service as President and Chief Executive Officer for the full year for the strategy of our Company, and his overall leadership of our Company.
Chief Financial Officer. David Jordan is our Chief Financial Officer and has served in this capacity since October 2, 2025. Prior to his appointment as Chief Financial Officer, he previously served as our Senior Vice President, Chief Financial Officer, Americas since September 2021. In connection with Mr. Jordan’s transition to his role as Chief Financial Officer, he was provided with a base salary of $650,000 as of November 30, 2025. Mr. Jordan received a bonus of $477,212 under the MIP for the twelve months ended November 30, 2025. Mr. Jordan also received a grant of 5,739 RSAs. Some of the primary factors affecting Mr. Jordan’s compensation include, among other things, our fiscal year 2025 financial performance that exceeded our pre-established financial goals, comparative compensation of competitor companies, his leadership in achieving our strategic objectives, and his overall leadership of the worldwide finance organization.
Former Chief Financial Officer. Marshall Witt served as our Chief Financial Officer from April 2013 to October 2025. Mr. Witt’s annual base salary was $711,000 at the end of his tenure as Chief Financial Officer. Mr. Witt received a grant of 6,723 PRSUs that were subsequently cancelled upon his voluntary separation from the Company before the end of the fiscal year. Further, due to his voluntary separation from the Company, Mr. Witt received no bonus under the MIP and did not receive a grant of RSAs in fiscal year 2025.

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Chair, Hyve Solutions. Dennis Polk is a member of our Company’s Executive Leadership Team and serves as our Chair, Hyve Solutions. Mr. Polk served as the Company’s Executive Chair of the Board from September 2021 to August 2023. He is also a Director and has served in this capacity since February 2012. Mr. Polk previously served as President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Senior Vice President of Corporate Finance since joining us in February 2002. Mr. Polk’s annual base salary was $800,000 as of November 30, 2025. For fiscal year 2025, Mr. Polk also received a bonus of $1,504,000 under the MIP, a grant of 5,739 RSAs, and a grant of 5,042 PRSUs. Some of the primary factors affecting Mr. Polk’s compensation include, among other things, our fiscal year 2025 financial performance that exceeded our pre-established financial goals, comparative compensation of competitor companies, his participation on our leadership team, and his responsibilities related to our Hyve Solutions business.
President, EMEA. Miriam Murphy has served as our President, EMEA since April 2024. Ms. Murphy is responsible for our European distribution business. Ms. Murphy’s base salary was $711,540 as of November 30, 2025 based on a weighted average British Pound-to-Dollar exchange rate. For fiscal year 2025, Ms. Murphy also received a bonus of $1,186,012 under the MIP, a grant of 4,782 RSAs, and a grant of 4,066 PRSUs. Some of the primary factors affecting Ms. Murphy’s compensation include, among other things, our fiscal year 2025 financial performance that exceeded our pre-established financial goals, and her contribution to the overall leadership of our Company. Ms. Murphy’s fiscal year 2025 MIP Bonus has been calculated based on a weighted average British Pound-to-Dollar exchange rate.
Chief Legal Officer. David Vetter has served as our Chief Legal Officer and Corporate Secretary since September 2021. Mr. Vetter is responsible for all legal representation of the Company’s worldwide operations. Mr. Vetter’s base salary was $649,000 as of November 30, 2025. For fiscal year 2025, Mr. Vetter also received a bonus of $875,091 under the MIP, a grant of 5,739 RSAs, and a grant of 5,042 PRSUs. Some of the primary factors affecting Mr. Vetter’s compensation include, among other things, our fiscal year 2025 financial performance that exceeded our pre-established financial goals, his contribution to the overall leadership of our Company, his leadership of the legal and compliance functions of our Company, his leadership in transformation initiatives within the Chief Legal Officer function and best practices in compliance education and ethical standards, and his efficient discharge of corporate governance responsibilities.
Risk Assessment of Our Compensation Program
We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. The risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control and the support of the program and their risks to our company strategy. Although we reviewed all compensation programs, we focused primarily on the programs with variability of payout, with the ability of an executive officer to directly affect payout and the controls on executive officer action and payout. By way of examples, we reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking, including:
•too much focus on equity;
•compensation mix overly weighted toward annual incentives;
•highly leveraged payout curve and uncapped payouts;
•unreasonable goals or thresholds; and
•steep payout cliffs at certain performance level that may encourage short-term business decisions to meet payout thresholds.
We are satisfied that these potential pitfalls have been avoided or mitigated, as listed below. We continue to monitor our compensation programs and reserve the right to adjust them as we judge necessary to avoid creating undue risk.
In addition, we have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our executive officers.
Other risk-mitigating factors considered by the Compensation Committee include the following:
•the use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

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•our minimum equity holding guidelines;
•our recoupment policy which, in the event of a restatement of our financial results, requires the Compensation Committee to seek to recover excess incentive-based compensation;
•our Insider Trading Policy, which prohibits our directors, officers, and all other co-workers from entering into hedging or monetization transactions with respect to our securities;
•caps on performance-based awards to limit windfalls;
•our requirement that every executive officer obtain permission from our Legal Department before the sale of any shares of our common stock, even during an open trading window;
•our prohibition of trading our securities on a short-term basis, on margin, or in a short sale transaction;
•our policy against buying or selling puts or calls on our common stock;
•our Code of Conduct; and
•the Compensation Committee’s consideration of ethical behavior as integral in assessing the performance of all executive officers.
Tax Deductibility Considerations
Section 162(m) of the Code generally disallows a deduction for federal tax purposes to any publicly traded corporation for any remuneration in excess of $1,000,000 paid in any taxable year to its chief executive officer, chief financial officer and other covered employees who are among the most highly compensated executive officers. While we consider the deductibility of awards in determining executive compensation, we also reserve the Compensation Committee’s flexibility to provide one or more covered executive officers with the opportunity to earn compensation that is nondeductible under Section 162(m) when the Compensation Committee believes that such compensation is appropriate to attract and retain executive talent.

Compensation Committee
The Compensation Committee has overall responsibility for our executive compensation policies as provided in a written charter adopted by the Board. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executive officers. While the Compensation Committee consults with its compensation consultant and the President and Chief Executive Officer on certain compensation decisions, the Compensation Committee does not delegate any of its responsibilities to others in setting compensation.

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Compensation Committee Report
The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by TD SYNNEX under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Compensation Committee has reviewed and discussed the CD&A with TD SYNNEX’s management. Based on this review and these discussions, the Compensation Committee recommended to the Board that the CD&A be included in TD SYNNEX’s proxy statement on Schedule 14A and incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
Respectfully submitted by the members of the Compensation Committee of the Board:
Ms. Merline Saintil, Chair
Mr. Ting Herh
Ms. Nayaki Nayyar

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2025 Summary Compensation Table
The table includes our principal executive officer, our former and current principal financial officer, and the three highest compensated executive officers other than the principal executive officer and principal financial officer at the end of fiscal year 2025 and any individuals who were executive officers at any point during fiscal 2025 and would otherwise qualify as one of the three highest compensated executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1)(2) ($)	Non-equity Incentive Plan Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Patrick Zammit President and Chief Executive Officer	2025	1,000,000	5,979,900	3,020,000	265,692(5)	10,265,592
	2024	732,949	4,497,059	1,163,315	264,535	6,657,858
	2023	539,338	1,317,386	572,507	193,786	2,623,017
David Jordan Chief Financial Officer(6)	2025	495,472(7)	899,933	477,212(7)	32,718(8)	1,905,335
Marshall Witt Former Chief Financial Officer(9)	2025	628,962(9)	951,977(9)	—(9)	40,245(10)	1,621,184
	2024	641,377	1,682,532	770,862	49,550	3,144,321
	2023	565,773	1,170,977	730,380	46,092	2,513,222
Dennis Polk Chair, Hyve Solutions (11)	2025	800,000	1,613,880	1,504,000	59,768(12)	3,977,648
	2024	803,077	2,402,597	1,600,000	44,366	4,850,040
	2023	803,077	699,929	1,600,000	48,716	3,151,722
Miriam Murphy President, Europe (13)	2025	701,743	1,325,611	1,186,012	95,904(14)	3,309,270
David Vetter Chief Legal Officer(15)	2025	649,000	1,613,880	875,091	32,301(16)	3,170,272
	2024	623,514	1,267,080	509,843	21,500	2,421,937
(1)Amounts listed in these columns represent the grant date fair value of stock awards and option awards recognized by us under FASB ASC Topic 718, disregarding estimated forfeitures, rather than amounts realized by the NEOs. For valuation assumptions used to calculate the fair value of our stock and option awards, see Note 4 “Share-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
(2)PRSUs granted under our LTI program provide an opportunity for co-workers to receive common stock if a performance measure is met for the three-year performance period. If the minimum performance measure is not met, no award is earned. If the minimum performance measure is attained or exceeded, awards can range from 50% to 200% of the target number of shares underlying the PRSUs. The amounts in the table above reflect the aggregate grant date fair values at the target number of the PRSUs granted under our LTI program described in the 2025 Summary Compensation Table Narrative on page 55, calculated in accordance with accounting guidance.
If our performance results in a future payout of the PRSUs at the maximum level, the grant date fair value of the PRSUs would have been as follows:

NEO	Fiscal Year 2025 (3-Year LTI) ($)	Fiscal Year 2024 (3-Year LTI) ($)	Fiscal Year 2023 (3-Year LTI) ($)
Mr. Zammit	4,760,026	1,910,166	1,014,791
Mr. Jordan(a)	—	—	—
Mr. Witt(b)	—	—	—
Mr. Polk(c)	1,427,894	1,005,204	—
Ms. Murphy(a)	1,151,491	—	—
Mr. Vetter(d)	1,427,894	734,252	—
(a)Mr. Jordan and Ms. Murphy were not named executive officers during fiscal year 2024 and fiscal year 2023. Further, Mr. Jordan was not eligible for the 2025 LTI program as his promotion to CFO effective October 2, 2025 was after the grant date of February 13, 2025.
(b)Mr. Witt has no future payouts as his LTI awards were cancelled following his separation from the Company prior to the end of the fiscal year.

Executive Compensation
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(c)Mr. Polk did not participate in the fiscal year 2023 LTI program.
(d)Mr. Vetter was not a named executive officer during fiscal year 2023.
The aggregate grant date fair value of the stock awards granted (including PRSUs at the maximum attainment level and RSAs and RSUs) would have been as follows:

NEO	Fiscal Year 2025 ($)	Fiscal Year 2024 ($)	Fiscal Year 2023 ($)
Mr. Zammit	8,359,913	5,452,142	1,824,782
Mr. Jordan(a)	899,933	—	—
Mr. Witt(b)	—	—	—
Mr. Polk(c)	2,327,827	2,905,199	699,929
Ms. Murphy(a)	1,901,356	—	—
Mr. Vetter(d)	2,327,827	1,634,206	—
(a)Mr. Jordan and Ms. Murphy were not named executive officers during fiscal year 2024 and fiscal year 2023. Further, Mr. Jordan was not eligible for the 2025 LTI program as his promotion to CFO effective October 2, 2025 was after the grant date of February 13, 2025, therefore amount included represents the aggregate grant date fair value of his RSAs only.
(b)All unvested equity awards for Mr. Witt were cancelled following his separation from the Company effective October 17, 2025.
(c)Mr. Polk did not participate in the fiscal year 2023 LTI program therefore fiscal year 2023 amounts represent the aggregate grant date fair value of his RSAs only.
(d)Mr. Vetter was not a named executive officer during fiscal year 2023.
For additional information on grant date fair value and estimated future payouts of stock awards, see the 2025 Grants of Plan-Based Awards table on page 54. To see the value of stock awards actually realized by the named executive officers in fiscal year 2025, see the 2025 Option Exercises and Stock Vested table on page 57.
(3)For each fiscal year, amounts in this column represent performance-based bonus awards under the MIP earned in that fiscal year, but paid in the subsequent fiscal year, as described beginning on page 35. The performance results for our executive officers in fiscal year 2025 were adjusted to remove certain reorganization costs, as permitted under our 2016 Management Incentive Plan.
(4)Amounts in this column represent all other additional compensation required by SEC rules to be separately quantified. The dividend amounts in this column represent the dollar value of dividends paid during the fiscal year (as part of a dividend paid to all of our stockholders) on unvested RSAs; such dividends were not factored into the grant date fair value of stock awards required to be reported in the stock awards column of the table.
(5)For Mr. Zammit, this amount is comprised of dividend payments on unvested RSAs of $10,101; the Company’s reimbursement to Mr. Zammit for contributions to a French retirement insurance program in the amount of $67,675; $7,066 for use of a Company-provided vehicle; $64,723 fees paid to a service provider for services related to Mr. Zammit’s taxes and other compensation related matters; a taxable prize of $7,436 with a related tax gross-up payment of $4,825, $46,368 for personal housing and utilities, $26,588 for global medical benefits plan, $29,768 for personal travel expenses for Mr. Zammit’s spouse and $1,142 for spouse attendance/meals related to Company events and local activities. The dollar value for amounts of Mr. Zammit’s other compensation paid in Euro have been calculated using a Euro-to-U.S. Dollar weighted average exchange rate.
(6)Mr. Jordan was promoted from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025. He was not a named executive officer during fiscal year 2024 and fiscal year 2023.
(7)Mr. Jordan’s fiscal year 2025 salary and MIP reflect different targets for the different roles he held in fiscal year 2025, including his promotion from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025.
(8)For Mr. Jordan, this amount is comprised of Company contributions to the 401(k) retirement savings plan of $10,500, dividend payments on unvested RSAs of $17,380, and a taxable prize of $3,659 with a related tax gross-up payment of $1,178.
(9)Mr. Witt was our Chief Financial Officer from April 2013 until his separation from the Company on October 17, 2025. His fiscal year 2025 salary represents the amount paid out during fiscal year 2025 through the date of his separation. Further as a result of his separation before the end of the fiscal year, his PRSUs with a grant date fair value of $951,977 were cancelled and he did not receive a MIP bonus in fiscal year 2025.
(10)For Mr. Witt, this amount is comprised of Company contributions to the 401(k) retirement savings plan of $10,500 and dividend payments on unvested RSAs of $29,745.
(11)Mr. Polk is our Chair, Hyve Solutions. He was Executive Chair of the Board from September 1, 2021 to August 31, 2023.
(12)For Mr. Polk, this amount is comprised of Company contributions to the 401(k) retirement savings plan of $10,500, dividend payments on unvested RSAs of $48,126 and $1,142 for spouse attendance/meals related to Company events and local activities.

Executive Compensation
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(13)Ms. Murphy was not a named executive officer during fiscal year 2024 and fiscal year 2023. Ms. Murphy’s non-equity related compensation has been calculated using a weighted average British Pound-to-U.S. Dollar exchange rate.
(14)For Ms. Murphy, this amount is comprised of 5% of her salary via cash payment per paycheck in lieu of a pension in the amount of $35,086 as well as an additional cash payment in lieu of a pension in the amount of $11,466 related to her MIP bonus, $15,725 for the use of a company-provided vehicle, $4,066 for health benefits and insurance, and dividend payments on unvested RSAs of $29,561. Ms. Murphy’s non-equity compensation is based on a weighted average British Pound-to-Dollar exchange rate.
(15)Mr. Vetter was not a named executive officer during fiscal year 2023.
(16)For Mr. Vetter, this amount is comprised of Company contributions to the 401(k) retirement savings plan of $10,500 and dividend payments on unvested RSAs of $21,801.

Executive Compensation
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2025 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick Zammit	1/7/2025	600,000	2,000,000	3,500,000	—	—	—	—	—
	2/13/2025	—	—	—	8,404	16,808	33,616	—	2,380,013
	10/15/2025	—	—	—	—	—	—	22,957	3,599,887
David Jordan(6)	1/7/2025	101,130	337,099	674,198	—	—	—	—	—
	10/15/2025	—	—	—	—	—	—	5,739	899,933
Marshall Witt(7)	—	—	—	—	—	—	—	—	—
Dennis Polk	1/7/2025	240,000	800,000	1,600,000	—	—	—	—	—
	2/13/2025	—	—	—	2,521	5,042	10,084	—	713,947
	10/15/2025	—	—	—	—	—	—	5,739	899,933
Miriam Murphy(8)	1/7/2025	210,535	701,782	1,403,565	—	—	—	—	—
	2/13/2025	—	—	—	2,033	4,066	8,132	—	575,746
	10/15/2025	—	—	—	—	—	—	4,782	749,865
David Vetter	1/7/2025	173,859	579,530	1,159,060	—	—	—	—	—
	2/13/2025	—	—	—	2,521	5,042	10,084	—	713,947
	10/15/2025	—	—	—	—	—	—	5,739	899,933
(1)The target incentive amounts shown in this column reflect our annual bonus awards originally provided under our MIP and represent pre-established target awards as a percentage of base salary for the fiscal year ended November 30, 2025, with the potential for actual awards under the plan to either exceed or be less than such target amount depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual’s performance during the period. MIP maximum payout is capped at $3.5 million. For additional information, please refer to the CD&A section. Actual payouts are reflected in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table.
(2)The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels. Actual payouts may be more or less than these amounts and are at the discretion of the Compensation Committee.
(3)The shares related to the February 13, 2025 awards represent the range of shares that may be released at the end of the performance period for the LTI awards, which is December 1, 2024 to November 30, 2027. If the minimum threshold performance percentage of the internally established financial goals is not achieved, no PRSUs will vest for the executive officers.
(4)Unless noted otherwise, executive officer time-based RSAs vest as to one-third of the shares on the first three anniversaries of the grant date. No time-based RSUs were granted in fiscal year 2025.
(5)The fair value of time-based RSUs and PRSUs is calculated using the closing stock price on the date of the grant, based on the probable outcome of the performance conditions, adjusted for the exclusion of dividend equivalents. We pay dividends on unvested RSAs, and accordingly, no adjustment is required to the stock price of the RSAs. No time-based RSUs or options were granted in fiscal year 2025.
(6)Mr. Jordan’s fiscal year 2025 MIP estimated future payouts reflect the targets for the different roles he held in fiscal year 2025, including his promotion from Senior Vice President, CFO Americas to Chief Financial Officer effective October 2, 2025. Further, he did not receive an LTI award in fiscal year 2025 as he was not eligible on the date of grant of February 13, 2025.
(7)There are no future payments for Mr. Witt due to his separation from the Company prior to the end of the fiscal year.
(8)Ms. Murphy’s fiscal year 2025 MIP estimated future payouts has been calculated based on a weighted average British Pound-to-Dollar exchange rate.

Executive Compensation
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Narrative to 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table
See the CD&A above for a complete description of compensation plans pursuant to which the amounts listed under the 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The CD&A also describes the stock options, RSA, RSU and PRSU grants.
Beginning with the grants in October 2022, all stock awards vest as to 33% of the shares on each of the first three anniversaries of the grant date, except as otherwise noted. All stock options vest as to 20% of the shares on the first anniversary of the date of grant and vest as to 1/60th of the shares monthly thereafter, except as otherwise noted.
Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award. Refer to Narrative to 2025 Summary Compensation Table and 2025 Grants of Plan-Based Awards Table for related vesting terms.

		Option Awards(1)					Stock Awards(2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights that have not Vested ($)
Patrick Zammit	1/3/2023	—	—	—	—	—	4,299(3)	655,512	—	—
	10/3/2023	—	—	—	—	—	2,756	420,235	—	—
	2/7/2024	—	—	—	—	—	—	—	19,246(3)	2,934,630
	10/15/2024	—	—	—	—	—	19,642	2,995,012	—	—
	2/13/2025	—	—	—	—	—	—	—	33,616(3)	5,125,768
	10/15/2025	—	—	—	—	—	22,957	3,500,483	—	—
Total		—	—	—	—	—	49,654	7,571,242	52,862	8,060,398
David Jordan	10/3/2023	—	—	—	—	—	1,094	166,813	—	—
	1/17/2024	—	—	—	—	—	3,478	530,325	—	—
	10/15/2024	—	—	—	—	—	1,872	285,443	—	—
	10/15/2025	—	—	—	—	—	5,739	875,083	—	—
Total		—	—	—	—	—	12,183	1,857,664	—	—
Marshall Witt(4)		—	—	—	—	—	—	—	—	—
Total		—	—	—	—	—	—	—	—	—
Dennis Polk	10/5/2021	35,594	—	7,990	107.32	10/5/2031	—	—	—	—
	10/5/2021	—	—	—	—	—	1,500(5)	228,720	—	—
	1/19/2022	—	—	—	—	—	1,253(5)	191,057	—	—
	1/19/2022	3,845	—	2,137	106.35	1/19/2032	—	—	—	—
	10/3/2023	—	—	—	—	—	2,381	363,055	—	—
	2/7/2024	—	—	—	—	—	—	—	10,128(3)	1,544,317
	10/15/2024	—	—	—	—	—	10,536	1,606,529	—	—
	2/13/2025	—	—	—	—	—	—	—	10,084(3)	1,537,608
	10/15/2025	—	—	—	—	—	5,739	875,083	—	—
Total		39,439	—	10,127	—	—	21,409	3,264,444	20,212	3,081,925
Miriam Murphy	4/3/2024	—	—	—	—	—	5,709(6)	870,508	—	—
	10/15/2024	—	—	—	—	—	6,038	920,674	—	—
	2/13/2025	—	—	—	—	—	—	—	8,132(3)	1,239,967
	10/15/2025	—	—	—	—	—	4,782	729,159	—	—
Total		—	—	—	—	—	16,529	2,520,341	8,132	1,239,967

Executive Compensation
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		Option Awards(1)					Stock Awards(2)(3)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights that have not Vested ($)
David Vetter	1/3/2023	—	—	—	—	—	2,908(3)	443,412	—	—
	10/3/2023	—	—	—	—	—	1,864	284,223	—	—
	2/7/2024	—	—	—	—	—	—	—	7,398(3)	1,128,047
	10/15/2024	—	—	—	—	—	4,990	760,875	—	—
	2/13/2025	—	—	—	—	—	—	—	10,084(3)	1,537,608
	10/15/2025	—	—	—	—	—	5,739	875,083	—	—
Total		—	—	—	—	—	15,501	2,363,593	17,482	2,665,655
(1)Unless otherwise noted, all option awards listed in these columns vest and become exercisable as to 20% of the shares on the first anniversary of the grant date and vest as to 1/60th of the shares monthly thereafter over the remaining four-year period. The exercise prices of the awards stated in the table are as of the 2025 fiscal year end.
(2)Unless otherwise noted, all time-based stock awards listed in this table vest 1/3 of the shares on each of the first three anniversaries of the grant date. Market value was determined by multiplying the number of shares of stock or units, as applicable, by $152.48, the closing price of our common stock on November 28, 2025, the last trading day of fiscal year 2025.
(3)The PRSUs under the three-year fiscal year 2023, 2024 and 2025 LTI programs cliff vest at the end of the respective three-year performance period ending November 30 based upon (1) the achievement, on a cumulative basis, of the applicable minimum threshold financial performance measure based on a formula derived from non-GAAP diluted earnings per share (“non-GAAP diluted EPS formula”) target performance and (2) the achievement of an average adjusted ROIC target performance, with both performance metrics measured over the respective three-year period ending November 30. The minimum threshold non-GAAP diluted EPS formula target performance percentage is 75% and the maximum target performance percentage is 166.7% for each Officer under each program. The actual number of PRSUs that vest if the applicable minimum threshold non-GAAP diluted EPS formula percentage is met is determined on a sliding scale based on the non-GAAP diluted EPS formula performance percentage actually achieved. The resulting number of shares that vest based on the non-GAAP diluted EPS formula metric is then adjusted by a percentage increase or decrease corresponding with TD SYNNEX’s performance as measured by the adjusted ROIC performance percentages, but in no event will an officer be entitled to receive more than the maximum of shares (the “maximum amount”). If the minimum threshold non-GAAP diluted EPS formula target performance is not achieved, no PRSUs will vest, regardless of the achievement of the adjusted ROIC performance.
At 100% target non-GAAP diluted EPS formula and adjusted ROIC performance, the officers’ PRSUs vest as to 100% of target shares granted. Any unvested shares underlying the RSUs do not vest and are canceled. In addition, the vesting of the PRSUs is contingent upon the Officer remaining employed by TD SYNNEX on the date of vesting. In the event of an officer’s death prior to the vesting date, TD SYNNEX will transfer to such officer’s estate the number of shares that would have vested on or prior to such officer’s death.
As the three-year performance period for the 2023 LTI program ended on November 30, 2025, the number of shares in this table are based on the actual number of shares underlying the PRSUs that were earned at the end of the performance period. For the 2024 and 2025 LTI programs, the number of shares in this table are based on the maximum amount. In no event will an officer be entitled to receive more than the maximum amount shown in the table above.
(4)Mr. Witt had no outstanding stock awards as of fiscal year 2025 year-end due to his separation from the Company prior to the end of the fiscal year, and there are no option awards outstanding as of fiscal year 2025 year-end as he fully exercised his outstanding options prior to the end of the fiscal year.
(5)Represents RSAs awarded under the 2020 Stock Incentive Plan. The RSAs vest as to 20% of the shares on each of the first five anniversaries of the grant date.
(6)Represents RSAs awarded under the 2020 Stock Incentive Plan. The RSAs vest as to 50% of the shares on each of the first two anniversaries of April 1, 2024.

Executive Compensation
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2025 Option Exercises and Stock Vested Table
The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during fiscal year 2025.

	Option Awards		Stock Awards
Name	Acquired on Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Patrick Zammit	—	—	21,610	3,090,624
David Jordan	—	—	6,180	859,870
Marshall Witt	69,877	6,227,669	11,599	1,764,091
Dennis Polk	53,750	2,772,716	14,280	2,241,000
Miriam Murphy	—	—	8,820	1,080,716
David Vetter	—	—	11,368	1,537,724
(1)Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.
(2)Amounts reflect the aggregate market value of shares on the vesting date.
Pension Benefits

None of our NEOs participate in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests. During the period from December 1, 2024 to November 30, 2025, the Company reimbursed Mr. Zammit for contributions to a French retirement insurance program in the amount of $67,675. This amount includes $32,778 related to 2024 contributions paid during fiscal year 2025. Further, Ms. Murphy elected to receive a cash payment per paycheck equal to 5% of base salary in lieu of a pension in the amount of $35,086 as well as an additional cash payment in lieu of a pension contribution in the amount of $11,466 related to her MIP bonus. Ms. Murphy’s pension amounts have been converted using a weighted average British Pound-to-U.S. Dollar exchange rate.
Nonqualified Deferred Compensation Plans
As discussed above, we maintain a deferred compensation plan, which became effective on January 1, 1994. The deferred compensation plan is designed to permit designated officers and directors to accumulate additional income for retirement and other personal financial goals through a nonqualified deferred compensation plan that enables the officer or director to make elective deferrals of a specified amount of salary or bonus to which he or she will become entitled in the future. The balance in a participant’s account will be distributed in full after the earlier of their termination of employment with us or upon attaining the age of 65. The distribution may be paid in one lump sum or in equal monthly or annual installments over a period not to exceed 15 years. Under certain circumstances, a participant may receive an early distribution in the form of a lump sum payment, subject to certain penalties. As noted above, this plan was amended effective January 1, 2005, to conform with changes required under Section 409A of the Code. As a result, for account balances earned after 2004, distributions to officers upon termination of employment are generally subject to a six-month delay, and accelerated distributions are generally prohibited. None of our named executive officers participate in or have account balances under the nonqualified deferred compensation plan.
Employment Contracts, Termination of Employment and Change-of-Control Arrangements
The following summarizes our employment arrangements with our executive officers, including potential payments payable to our executive officers upon termination of employment or a change of control of us under their current employment agreements and our other compensation programs. The Compensation Committee may in its discretion revise, amend or add to these benefits if it deems advisable. Although much of the compensation for our executive officers is performance-based and largely contingent upon achievement of financial goals, we believe our change of control arrangements provide important protection to our executive officers, are consistent with practice of our peer companies, and are appropriate for the attraction and retention of executive talent.

Executive Compensation
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Patrick Zammit. In connection with Mr. Zammit’s appointment as Chief Operating Officer effective January 1, 2024, we entered into an offer letter with him dated November 28, 2023 which provided for certain severance benefits. Pursuant to the terms of the offer letter, Mr. Zammit received a starting annualized base salary of $650,000 and an annual cash bonus targeted at one and a half (1.5) times his base salary beginning in the fiscal year ending November 30, 2024 with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee. In addition, the offer letter provided that Mr. Zammit be granted an RSA or RSU award for our common stock with a fair market value at grant of approximately $2,376,000, split sixty percent (60%) as time-based vesting RSAs or RSUs and forty percent (40%) as a PRSU. The offer letter contained certain restrictive covenants, including a non-competition and non-solicitation provision, for the benefit of TD SYNNEX.
In connection with Mr. Zammit’s appointment as President and Chief Executive Officer, the Company entered into a new offer letter with Mr. Zammit dated June 19, 2024 with an effective date of September 1, 2024 (the “New Offer Letter”), which is intended to replace the offer letter dated November 28, 2023. Pursuant to the terms of his New Offer Letter, Mr. Zammit received a starting base salary of $1,000,000 per year and is eligible to receive an annual cash incentive bonus targeted at 2.0 times his base salary with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee of the Board. In addition, the New Offer Letter provides that Mr. Zammit will be granted RSUs with a fair market value of approximately $5,000,000, 60% of which will be comprised of time-based RSUs and 40% of which will be comprised of PRSUs. The RSUs will be granted at the same time as annual equity grants are made to all other executive officers.
The New Offer Letter also provides for certain payments to Mr. Zammit in the event of a termination without “cause” or by Mr. Zammit for “good reason” (as such terms are defined in the New Offer Letter) and also in the event of a termination without “cause” or by Mr. Zammit for “good reason” in connection with a change of control of the Company.
If Mr. Zammit’s employment with us is terminated without “cause,” “disability,” or death, or by Mr. Zammit for “good reason” (as such terms are defined in the New Offer Letter) and he signs a standard release of claims, Mr. Zammit (A) will receive salary continuation for 12 months at a rate equal to the greater of (i) the average of total amount of base salary and bonus over the prior three years or, if employed less than three years, the average of total amount of base salary and bonus over the lesser number of years or (ii) the total amount of the annual base salary and target bonus in effect, and (B) will receive reimbursement for group health continuation coverage premiums for up to 12 months.

If Mr. Zammit’s employment with us is terminated without “cause,” “disability,” or death, or by Mr. Zammit for “good reason” (as such terms are defined in the New Offer Letter) during the 2 months before or on or within 12 months after a change of control of us and signs a standard release of claims, Mr. Zammit (A) will receive salary continuation for 18 months (plus one additional month per year of employment after the 18th year of employment, up to 24 months) at a rate equal to the greater of (i) the average of total amount of base salary and bonus over the prior three years or, if employed less than three years, the average of total amount of base salary and bonus over the lesser number of years or (ii) the total amount of the annual base salary and target bonus in effect, and (B) will receive reimbursement for group health continuation coverage premiums for up to 24 months.
In the event of such termination, all unvested equity awards (other than unvested PRSU grants, which vest according to the terms of the grant agreement upon completion of the performance period, and any equity awards with an effective date less than 3 months prior to retirement) will be accelerated upon Mr. Zammit’s termination. The New Offer Letter contains certain restrictive covenants, including a non-competition and non-solicitation provision, for the benefit of the Company.
Dennis Polk. In connection with Mr. Polk’s employment with TD SYNNEX, on January 4, 2018, Mr. Polk and our company executed an employment offer letter which provided for certain severance benefits. If Mr. Polk’s employment with us is terminated without cause within two months before or 12 months after a change of control of us (including a voluntary termination because of a reduction in salary or position or a relocation) and he signs a standard release of claims, Mr. Polk will receive salary continuation at a rate equal to the average of total salary and bonus over the prior three years for 18 months (plus one additional month per year of employment after the 18th year of employment, up to 24 months), and will be paid COBRA for up to 24 months. If Mr. Polk’s employment with us is terminated without “cause,” “disability,” or death, or by Mr. Polk for “good reason” and he signs a standard release of claims, Mr. Polk will receive salary continuation for 12 months at a rate equal to the average of total salary and bonus over the prior three years and will receive reimbursement for group health continuation coverage premiums for up to 12 months.

Executive Compensation
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On January 25, 2021, Mr. Polk’s offer letter was amended, outlining the terms of the vesting of his unvested equity awards in the event that he terminates his employment with us for a reason other than for cause (as such term is defined in the amendment), disability (as such term is defined in the amendment) or death. The amendment provides for acceleration of the vesting of 80% of his unvested equity awards as of the date of his termination, except any unvested PRSU awards and any unvested equity awards that were granted less than 3 months prior to termination, subject to conditions outlined in the amendment.
On September 28, 2021, we entered into a second amendment to Mr. Polk’s January 4, 2018 offer letter. The amendment provides that, for the period of September 1, 2021 through November 30, 2022 (the “Initial Transition Period”), we would continue to pay Mr. Polk the same base salary then in effect, and he would be eligible to be considered for an incentive bonus for the Initial Transition Period, as determined by the Compensation Committee, in its sole discretion. We agreed not to change Mr. Polk’s target bonus already set for the fiscal year ending November 30, 2021, and his target bonus for the fiscal year ending November 30, 2022 was $1,812,500 with the same performance metrics as the Chief Executive Officer of TD SYNNEX, provided Mr. Polk remain employed through November 30, 2022. The amendment further provides that, effective December 1, 2022 through November 30, 2023 (the “Final Transition Period”), we would pay Mr. Polk an annual base salary of $800,000. In addition, the amendment provides that, for the Initial Transition Period, Mr. Polk would be granted (i) two option awards to purchase shares of TD SYNNEX common stock with grant dates on or around October 5, 2021 and January 4, 2022, respectively, and grant date fair values of approximately $1,610,000 and $333,333, respectively and (ii) two RSA awards of TD SYNNEX common stock with grant dates on or around September 21, 2021 and January 4, 2022, respectively, and fair market values of approximately $805,000 and $333,333, respectively. The options vest over five years with 20% of the underlying shares vesting on the one-year anniversary of the grant date, and the remainder vesting monthly thereafter. The RSAs vest over five years with 20% vesting on each one-year anniversary of the grant date. For the Final Transition Period, Mr. Polk was granted RSAs as part of our annual equity grant cycle in October of 2022, with a fair market value of approximately $700,000, which vests over three years with one-third vesting on each one-year anniversary of the grant date.
On January 4, 2023, we entered into a third amendment to Mr. Polk's January 4, 2018 offer letter. The amendment provides that, for the Final Transition Period, in light of Mr. Polk's continued duties as an employee with respect to our business, his target bonus for the fiscal year ending November 30, 2023 will be $800,000 with the same performance metrics established by the Compensation Committee for executive officers having similar business responsibilities, provided he remained employed by us through November 30, 2023.
In consideration of Mr. Polk’s continued service beyond the Final Transition Period and as an inducement to retain Mr. Polk’s services beyond the period contemplated in the Amended Offer Letter, the Compensation Committee granted him additional shares of RSAs on October 15, 2024 with a fair market value of approximately $1,000,000. The RSAs vest over three years with 1/3 vesting on each one-year anniversary of the grant date.

Miriam Murphy. In connection with Ms. Murphy’s appointment as President, Europe effective April 1, 2024, we entered into an employment agreement with her dated December 1, 2023. Pursuant to the terms of the employment agreement, Ms. Murphy received a starting annualized base salary of £525,000 and a target cash bonus of £525,000, with 50% of the prorated target bonus guaranteed for the fiscal year ending November 30, 2024 and the remaining amount based on the achievement of performance metrics established by the Compensation Committee. In addition, the employment agreement provided that Ms. Murphy receive a one-time sign-on cash bonus of £525,000.

Ms. Murphy is based in Europe and the terms of her potential separation from the Company are subject to her employment agreement and local law in Europe. If Ms. Murphy’s employment is terminated by the Company for any reason, except misconduct or gross misconduct as described in the employment agreement, the employment agreement provides for a 6-month notice period. In its sole discretion, the Company may make a cash payment in lieu of notice to Ms. Murphy equal to her base salary over the notice period.

In connection with her offer letter, Ms. Murphy is also eligible to participate in the Company’s long-term incentive program with an expected target value of 175% of her base salary, split sixty percent (60%) as time-based vesting RSAs and forty percent (40%) as a PRSU. In addition, she was also awarded a one-time signing grant of time-based vesting RSAs, with a grant date value equal to $1,350,000, with a vesting schedule of 50% at her one-year anniversary and 50% at her two-year anniversary. If her employment with the Company terminates for any reason other than for cause, disability, or death, then eighty percent (80%) of her unvested equity grant awards, except any unvested equity grant awards with an effective date less than three (3) months prior to such termination, will be accelerated upon her date of termination.

Executive Compensation
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Other Named Executive Officers. If David Jordan or David Vetter are terminated without cause within two months before or twelve months after a change of control of us (including a voluntary termination because of a reduction in salary or position or a relocation) and they sign a standard release of claims, the officer is entitled to salary continuation at a rate equal to the average of total salary and bonus over the prior three years for a minimum of 18 months plus one month per year of employment after the 18th year of employment, up to a maximum of 24 months, and paid COBRA for 24 months. Severance payments will be delayed for six months following termination of employment to the extent required by Section 409A. For these officers, we believe that structuring their severance benefits in connection with a change of control as described above and tying each individual’s severance payment with their length of service with us encourages their retention, rewards them for their individual contributions, loyalty, teamwork and integrity, and motivates them to achieve returns for our stockholders. For each of these officers, if their employment with us terminates other than as a result of termination without cause within two months before or 12 months after a change of control of us, then they will not be entitled to receive the above severance benefits. They are entitled to receive compensation and benefits through the date of termination in accordance with our established plans. As Marshall Witt’s separation in fiscal year 2025 was voluntary, he was not entitled to the benefits in the aforementioned arrangement.

Executive Compensation
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Potential Payments upon Termination or Change of Control

The following table sets forth potential payments payable to our current executive officers upon retirement or resignation, termination of employment or a change in control if the triggering event were to have occurred on November 30, 2025. For accelerated stock options, the amounts reflect the difference between the per share exercise price as of fiscal year end and the closing market price per share as of fiscal year end 2025 of $152.48. The table reflects certain guidelines for the payment of severance reflected in the TD SYNNEX Severance Plan. However, the Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable.

Name	Benefit	Retirement/Resignation ($)	Termination for Good Reason/Without Cause; No Change of Control ($)	Termination for Good Reason/Without Cause; with Change of Control ($)
Patrick Zammit	Salary	—	3,000,000	6,000,000
	Bonus	—	—	—
	Equity award acceleration	5,901,586	5,901,586	5,901,586
	Benefits continuation	—	26,588	53,176
	Total value	5,901,586	8,928,174	11,954,762
David Jordan	Salary	—	1,300,000	1,164,614
	Bonus	—	5,000	—
	Equity award acceleration	—	—	—
	Benefits continuation	—	—	30
	Total value	—	1,305,000	1,164,644
Marshall Witt(1)	Salary	—	—	—
	Bonus	—	—	—
	Equity award acceleration	—	—	—
	Benefits continuation	—	—	—
	Total value	—	—	—
Dennis Polk	Salary	—	2,370,051	4,542,598
	Bonus	—	—	—
	Equity award acceleration	2,279,016	2,279,016	2,279,016
	Benefits continuation	—	19,697	39,394
	Total value	2,279,016	4,668,764	6,861,008
Miriam Murphy	Salary	—	359,333	359,333
	Bonus	—	—	—
	Equity award acceleration	1,597,972	1,597,972	1,597,972
	Benefits continuation	—	4,409	4,409
	Total value	1,597,972	1,961,714	1,961,714
David Vetter	Salary	—	1,298,000	2,515,055
	Bonus	—	5,000	—
	Equity award acceleration	—	—	—
	Benefits continuation	—	—	56,109
	Total value	—	1,303,000	2,571,164
(1)As set forth in the table above, there are no potential payments for Mr. Witt due to his voluntary resignation this fiscal year.
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our co-workers (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer, Patrick Zammit. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. In our calculation, we did not include any independent contractors.

Executive Compensation
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We believe there has been no change in our employee population or employee compensation arrangements from fiscal year 2024 that would result in a material change in our pay ratio disclosure or our median employee. Therefore, for fiscal year 2025, we used the same median employee that was identified for fiscal year 2024. To determine the median employee for fiscal year 2024, we considered the base salary paid to each of the employees, not including our Chief Executive Officer, for the twelve (12) month period ended November 30, 2024. We used exchange rates in effect as of November 30, 2024 to convert the base salaries of our non-U.S. employees to U.S. dollars, and we did not make any cost-of-living adjustments. Using this approach, we selected an individual at the median of the employee population. We then calculated total compensation for this individual using the same methodology we use for our named executive officers as set forth in our Summary Compensation Table.
Of the approximately 24,000 co-workers included in our analysis, the compensation elements and pay levels of our co-workers differ from country to country based on market trends as well as fluctuations in currency exchange rates. For the fiscal year ended November 30, 2025, the annual total compensation of the same median employee was approximately $41,033, calculated using the same methodology we use for our CEO, Mr. Zammit, as set forth in our Summary Compensation Table.
For the year ended November 30, 2025, the total compensation for our CEO, Mr. Zammit, was $10,265,592 as reported in the “Total” column of the Summary Compensation Table. The annual compensation of Mr. Zammit, was approximately 250 times that of the annual total compensation of the median employee out of all co-workers, as discussed above. The form and amount of Mr. Zammit’s annual total compensation is largely influenced by prevailing compensation practices of U.S. public companies and the competitive market for senior executive talent.
Because SEC rules for identifying the median of our annual total compensation of all co-workers of our company and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.

Pay vs Performance
Provided below is the Company’s “Pay Versus Performance” disclosure as required pursuant to Item 402(v) of Regulation S-K under the Exchange Act, including:
•Tabular List of Financial Performance Measures: A list of the most important financial measures that our Compensation Committee used in fiscal year 2025 to link Compensation Actually Paid (“CAP”) to Company performance;
•Pay vs. Performance table: Compares the total compensation of our Named Executive Officers (“NEOs”) which includes our Principal Executive Officers ("PEO") and Non-PEO NEOs as presented in the Summary Compensation Table for each year to CAP, and that compares CAP to specified performance measures; and
•Clear Description of Relationship Between Pay and Financial Performance: Graphs and narratives that describe:
◦the relationship between PEOs and the average of non-PEO NEOs CAP, Company Total Shareholder Return (“TSR”), and Peer Group TSR
◦the relationship between PEOs and the average of non-PEO NEOs CAP and net income; and
◦the relationship between PEOs and the average of non-PEO NEOs CAP and non-GAAP net income, which is our Company-Selected Measure.
Tabular List of Financial Performance Measures
The following table identifies the three most important financial performance measures used by the Compensation Committee to link the Compensation Actually Paid to our PEOs and the average of other NEOs in 2025 to Company performance. The role of each of these performance measures in our executive compensation programs is more thoroughly discussed in the “Executive Compensation” section in the CD&A along with a description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Financial Performance Measures
Non-GAAP net income (1)(2)
Adjusted ROIC(2)
Non-GAAP diluted EPS(2)
(1)Non-GAAP net income is a non-GAAP financial measure, which is considered to be the most important measure used by the Company to link compensation actually paid to our PEOs and the average of Non-PEO NEOs to Company performance, also known as our Company-Selected Measure.
(2)Non-GAAP financial measure. See the Appendix A to this Proxy Statement for definitions of non-GAAP measures and reconciliation of such measures to GAAP.

Pay Versus Performance
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Pay Versus Performance Table
The following table provides information regarding compensation paid to the PEOs and the average of the Non-PEO NEOs, along with the cumulative TSR of the Company and a peer group index, the Company’s net income, and the Company-Selected Measure, non-GAAP net income.

									Value of Initial Fixed $100 Investment Based On:		(In Millions)
Year(1)	Summary Compensation Table Total for PEO Zammit(2) ($)	Summary Compensation Table Total for PEO Hume(2) ($)	Summary Compensation Table Total for PEO Polk(2) ($)	Compensation Actually Paid to PEO Zammit(3) ($)	Compensation Actually Paid to PEO Hume(3) ($)	Compensation Actually Paid to PEO Polk(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income(5) ($)	Company- Selected Measure: Non-GAAP Net Income(6) ($)
2025	10,265,592	n/a	n/a	12,596,094	n/a	n/a	2,796,742	2,963,984	207.61	113.58	827.7	1,097.1
2024	6,657,858	8,327,033	n/a	7,239,869	6,107,856	n/a	2,925,154	3,174,246	159.88	93.29	689.1	1,011.9
2023	n/a	9,254,634	n/a	n/a	8,193,274	n/a	2,817,204	2,526,184	130.68	86.03	626.9	1,053.6
2022	n/a	7,498,195	n/a	n/a	8,456,768	n/a	3,121,580	2,909,565	133.63	85.51	651.6	1,147.9
2021	n/a	9,529,362	16,704,037	n/a	9,334,615	23,273,315	4,709,006	7,450,077	133.45	108.24	395.1	595.7
(1)NEOs included in these columns reflect the following:

Year	PEOs	Non-PEO NEOs
2025	Patrick Zammit (PEO Zammit)	David Jordan, Marshall Witt, Dennis Polk, Miriam Murphy, David Vetter
2024	Patrick Zammit (PEO Zammit)	Dennis Polk, Marshall Witt, Michael Urban, David Vetter, Simon Leung
Rich Hume (PEO Hume)
2023	Rich Hume (PEO Hume)	Dennis Polk, Marshall Witt, Michael Urban, Patrick Zammit
2022	Rich Hume (PEO Hume)	Dennis Polk, Marshall Witt, Michael Urban, Patrick Zammit
2021	Rich Hume (PEO Hume)	Marshall Witt, Michael Urban, Patrick Zammit, Peter Larocque, Simon Leung
Dennis Polk (PEO Polk)
(2)Amounts are reflected in the Summary Compensation Table for our NEOs for each corresponding year, as follows:
(i)the total compensation reported in the Summary Compensation Table for the applicable year for PEO Zammit, PEO Hume, and PEO Polk, and
(ii)the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Non-PEO NEOs reported for the applicable year. As two individuals served as CFO during fiscal year 2025 (former CFO Mr. Witt and successor CFO Mr. Jordan), both are included in the non-PEO NEO average, therefore the fiscal year 2025 averages are based on five versus four non-PEO NEOs.

Pay Versus Performance
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(3)The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table above for each year, adjusted for exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values in the Summary Compensation Table are calculated in accordance with FASB ASC Topic 718, using the grant date fair value of stock and option awards granted during the year, whereas CAP represents the year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or were vested or forfeited during the year.

Year	Summary Compensation Table Total(a) ($)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year(b) ($)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year(c) ($)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years(c) ($)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year(c) ($)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year(c) ($)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year(c) ($)	Equals Compensation Actually Paid ($)
PEO Zammit
2025	10,265,592	(5,979,900)	6,453,259	1,191,476	—	665,667	—	12,596,094
2024	6,657,858	(4,497,059)	4,653,937	251,756	—	173,377	—	7,239,869
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2021	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
PEO Hume
2025	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2024	8,327,033	(4,120,599)	—	—	—	1,901,422	—	6,107,856
2023	9,254,634	(5,759,614)	5,677,045	(701,565)	—	(277,226)	—	8,193,274
2022	7,498,195	(4,349,941)	5,409,421	11,252	—	(112,159)	—	8,456,768
2021	9,529,362	(3,639,900)	3,445,153	—	—	—	—	9,334,615
PEO Polk
2025	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2024	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2021(d)	16,704,037	(12,528,928)	14,611,088	1,574,513	643,291	2,269,314	—	23,273,315
Non-PEO NEOs (Average)
2025(e)	2,796,742	(1,281,056)	1,168,027	401,577	—	318,432	(439,738)(f)	2,963,984
2024	2,925,154	(1,474,515)	1,239,995	212,573	—	321,256	(50,217)	3,174,246
2023	2,817,204	(1,114,461)	1,086,993	(301,906)	—	38,354	—	2,526,184
2022	3,121,580	(1,264,076)	1,344,275	(110,432)	—	(181,782)	—	2,909,565
2021(d)	4,709,006	(2,716,425)	4,132,599	375,500	187,951	761,446	—	7,450,077
(a)Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year for the PEOs. For Non-PEO NEOs, amounts shown represent averages.
(b)Represents the grant date fair value of the stock options and stock awards granted during the indicated fiscal year, calculated in accordance with ASC 718 as reported on the Summary Compensation Table. See Note 4 “Share-Based Compensation” to the Audited Financial Statements included in our Form 10-K for the fiscal year ended November 30, 2025 for a discussion of the relevant assumptions used in calculating these amounts.

Pay Versus Performance
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(c)The fair values of unvested and outstanding equity awards to our NEOs were remeasured starting on November 30, 2020, and subsequently as of each vesting date of vested awards, and as of the end of each fiscal year for unvested awards during the indicated fiscal year. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value on the grant date under US GAAP. For stock awards subject to performance-based vesting conditions, fair value was calculated based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. For stock options, a Black-Scholes model was used to estimate the fair value as of the various measurement dates based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date, as well as updated assumptions related to the expected term, expected volatility, risk-free interest rate and dividend yield.
(d)On December 1, 2020, the Company completed the separation (the “Separation”) of its customer experience services business in a tax-free transaction for federal income tax purposes, which was accomplished by the distribution of one hundred percent of the outstanding common stock of Concentrix Corporation (“Concentrix”). SYNNEX stockholders received one share of Concentrix common stock for every share of SYNNEX common stock held at the close of business on the record date. Concentrix is now an independent public company trading under the symbol “CNXC” on the Nasdaq Stock Market. After the Separation, SYNNEX did not beneficially own any shares of Concentrix’ common stock. The closing stock price of SYNNEX common stock on November 30, 2020 was $160.31. As a result of the impacts of the Separation, the opening stock price of SYNNEX common stock on December 1, 2020 was $82.01. The Company used the opening stock price on December 1, 2020 to calculate changes in fair value of equity awards in fiscal 2021 in order to provide a comparable basis of performance for the fair value measurements.
(e)As two individuals served as CFO during fiscal year 2025 (former CFO Mr. Witt and successor CFO Mr. Jordan), both are included in the non-PEO NEO average, therefore the fiscal year 2025 averages are based on five versus four non-PEO NEOs.
(f)Mr. Witt’s unvested equity awards were forfeited following his voluntary separation from the Company before the end of fiscal year 2025, therefore the non-PEO NEO average reflected represents the fair value of equity awards granted in prior fiscal years that failed to meet applicable vesting conditions in fiscal year 2025.
(4)Cumulative total shareholder return (“TSR”) assumes an initial investment of $100 as of the market open on December 1, 2020, the beginning of fiscal year 2021, for the Company’s common stock as well as the common stock of companies in our peer group. Our peer group is measured by the Computer and Peripheral Equipment index, which is based on the Standard Industrial Classification Code 5045—Wholesale Computer and Computer Peripheral Equipment and Software. For fiscal year 2021 the measurement period was one year, for fiscal year 2022 the measurement period was two years, for fiscal year 2023 the measurement period was three years, for fiscal year 2024 the measurement period was four years, and for fiscal year 2025 the measurement period was five years.
(5)Reflects net income in our consolidated statements of income included in our Annual Reports on Form 10-K for the applicable year.
(6)While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, non-GAAP net income is our Company Selected Measure, which is the financial performance measure that, in our assessment, represents the most important performance measure used to link CAP to NEOs to Company performance for each fiscal year presented. For a reconciliation of net income to non-GAAP net income, refer to Appendix A of this Proxy Statement

Pay Versus Performance
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Relationship Between Pay and Financial Performance
As discussed in our CD&A, our executive compensation program philosophy is to pay for performance as well as to offer competitive compensation in order to attract and retain talented executive officers. Our program is designed to align the interests of our executive officers with those of our stockholders, for whom they work.
1. Relationship Between PEO and NEO CAP, Company TSR, and Peer Group TSR
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, the Company’s cumulative TSR, and the Peer Group TSR.

CAP (PEO Polk)	CAP (PEO Hume)	CAP (PEO Zammit)
Avg. CAP (Non-PEO NEOs)	Company TSR	Peer Group TSR

Pay Versus Performance
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2. Relationship Between PEO and NEO CAP and Net Income
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and our net income.

CAP (PEO Polk)	CAP (PEO Hume)	CAP (PEO Zammit)
Avg. CAP (Non-PEO NEOs)	Net income

Pay Versus Performance
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3. Relationship Between PEO and NEO CAP and Non-GAAP Net Income (Company Selected Measure)
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our non-PEO NEOs, and non-GAAP net income, our Company-Selected Measure.

CAP (PEO Polk)	CAP (PEO Hume)	CAP (PEO Zammit)
Avg. CAP (Non-PEO NEOs)	Non-GAAP net income

Proposal 2: Advisory Vote to Approve Our Executive Compensation
General
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to obtain an advisory vote (non-binding) from our stockholders on our executive compensation as disclosed in this Proxy Statement, which is often referred to as a “say on pay” proposal. Consistent with the stockholders’ 2023 advisory vote on the frequency of holding an advisory vote on TD SYNNEX’s executive compensation, we are seeking an advisory vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes on executive compensation.
As described in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation programs and policies play an important role in achieving our objective of sustainable long-term growth in stockholder value. As a guiding principle, our executive compensation programs and policies are designed to motivate, retain and reward our executives for superior short- and long-term performance for our company and our stockholders.
We are asking that our stockholders indicate their support of our executive compensation as described in this Proxy Statement. While this advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will review the outcome of this vote and take the vote into consideration when reviewing our compensation policies and procedures. This is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this proxy statement. Stockholders who want to communicate with the Board should refer to “Communications with the Board of Directors” in this Proxy Statement for additional information.
At the Annual Meeting we will ask our stockholders to approve the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as described in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K and other compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other compensation related tables and disclosure.”
Required Vote
Approval of our executive compensation, including the CD&A, the 2025 Summary Compensation Table and the other compensation related tables and disclosure as described in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval.
The Board recommends a vote “FOR” the approval of our executive compensation as described in this Proxy Statement.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accountants
General
The Audit Committee, which is composed entirely of non-employee independent directors, has selected KPMG LLP as independent registered public accountants to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending November 30, 2026. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
The Board has endorsed the appointment of KPMG LLP. Ratification of the selection of KPMG LLP by stockholders is not required by law. However, as a matter of good corporate governance, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain KPMG LLP, but may retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of TD SYNNEX and our stockholders.
Audit and Non-Audit Fees
The following table presents the aggregate fees for professional services rendered for us by KPMG LLP for the fiscal years ended November 30, 2025 and 2024:

Services Provided	2025 ($)	2024 ($)
Audit Fees	10,490,183	11,415,512
Audit-Related Fees	296,636	317,000
Tax Fees	672,102	761,197
All Other Fees	—	—
Total	11,458,921	12,493,709
Audit Fees. The aggregate fees billed for the fiscal years ended November 30, 2025 and 2024, were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, registration statements and comfort letters, statutory audits of our subsidiaries, reviews of our interim consolidated financial statements, and services provided in connection with statutory and regulatory filings.
Audit Related Fees. The aggregate fees billed for the fiscal years ended November 30, 2025 and 2024 were for professional services rendered for SOC-1 attestation services.
Tax Fees. The aggregate fees billed for the fiscal years ended November 30, 2025 and 2024 were primarily for professional services rendered relating to domestic and foreign tax compliance and consulting services.
All Other Fees. Not applicable.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services. All of the services presented in the table above were approved in conformity with the Audit Committee's pre-approval policies and procedures.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accountants
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General
During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.
Required Vote
Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.
The Board recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accountants.

Proposal 4: Charter Amendment to Permit Stockholders Owning At Least 25% of Our Common Stock to Call a Special Meeting of Stockholders
General
At the 2025 Annual Meeting of Stockholders, our stockholders voted for the Board’s proposal regarding the creation of a stockholder right to require us to call a special meeting of stockholders. Such proposal was the product of the Board’s ongoing review of our corporate governance principles, feedback from our stockholders, market practice and the Board’s consideration of a previous stockholder proposal to allow stockholders to call a special meeting of stockholders.

Based on the foregoing, the Board has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, an amendment to Article VI of the Charter to permit stockholders owning at least 25% of our outstanding shares of common stock to call a special meeting of the stockholders (the “Stockholder Special Meeting Amendment”). Contingent on the approval and adoption of this Proposal 4, our Bylaws will be amended to provide the procedures to be followed and the ownership calculation methodology to be used, for these purposes, including the requirement that a stockholder must have held at least 25% of our outstanding shares of common stock in a net long position for at least one year, as set forth in the amendments to the Bylaws provided in Appendix C (the “Bylaws Amendment”) to this Proxy Statement, which are further described below.

The Board recognizes that providing stockholders the ability to request special meetings is viewed by some stockholders as an important corporate governance practice, and believes that a 25% continuous yearlong ownership threshold strikes an appropriate balance between enhancing the rights of all stockholders and preventing the disruption and inappropriate use of corporate assets that would arise if the required ownership threshold were set at a lower level. The Board believes that setting the ownership threshold at 25% and requiring continuous ownership will contribute to corporate governance practices that promote long-term value and strengthen Board and management accountability to the Company’s stockholders while ensuring that special meetings are extraordinary events, given their considerable costs to the Company and attention by our Board and management, among other considerations.
The proposed right of stockholders to request that the Company call a special meeting would be subject to the notice, information, and other requirements set forth in the Bylaws Amendment provided in Appendix C to this Proxy Statement. The Board believes these requirements, which are similar to those commonly adopted by companies with special meeting rights, are important to avoid inappropriate, duplicative, and unnecessarily disruptive special meetings. If this Proposal 4 is adopted, the Bylaws will be amended to provide, in part, that:
• Stockholders (or a group of stockholders) who own at least 25% of the outstanding shares of common stock of the Company and who held that amount in a net long position for at least one year may request that the Board call a special meeting of stockholders. (Article 2, Section 2.6(b)(i));

• A stockholder would be deemed to “own” only those outstanding shares of the Company’s common stock as to which the stockholder possesses the sole voting, economic, and disposition rights pertaining to such shares. (Article 2, Section 2.6(b)(i));

• Stockholders requesting a special meeting must furnish, among other items, information that is the same in all material respects as would be required when stockholders seek to nominate a candidate for director or propose other business to be brought before a meeting of stockholders under the Bylaws. (Article 2, Section 2.6(b)(iii));

• The Company will not be required to call a special meeting of stockholders if the special meeting request: (i) does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws; (ii) relates to an item of business that is not a proper matter for stockholder action under applicable law; (iii) is received by the Company during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a stockholder meeting, subject to certain specifications; or (v) violates the laws and regulations regarding the solicitation of proxies. (Article 2, Sections 2.6(b)(ii),(iii)); and

• Any disposition of shares that count toward the 25% ownership threshold would be treated as a revocation of a stockholder request for a special meeting with respect to those shares. (Article 2, Section 2.6(b)(ii)(G)).

Proposal 4: Charter Amendment to Permit Stockholders Owning At Least 25% of Our Common Stock to Call a Special Meeting of Stockholders
The descriptions of the Stockholder Special Meeting Amendment and Bylaws Amendment are qualified in their entirety by reference to the text of the proposed revisions, which are set forth in Appendix B and Appendix C, respectively. Additions are indicated by underlining, and deletions are indicated by strike-outs.
If our stockholders approve this Proposal 4, the Board will adopt the Bylaws Amendment and the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. If our stockholders do not approve this Proposal 4, the changes related to the Stockholder Special Meeting Amendment will not take effect and the Bylaws Amendment will not be adopted.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of TD SYNNEX common stock represented by such proxy card will be voted “FOR” this proposal.
Required Vote

The approval of this proposal requires the affirmative vote of the holders of a majority in voting power of the Company’s outstanding stock entitled to vote thereon.
The Board recommends a vote “FOR” the Stockholder Special Meeting Amendment as set forth above.

Report of the Audit Committee
The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by TD SYNNEX under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving TD SYNNEX’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by TD SYNNEX’s independent registered public accountants and reviewing their reports regarding TD SYNNEX’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board. TD SYNNEX’s management is responsible for preparing TD SYNNEX’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by TD SYNNEX’s management and the independent registered public accountants.
In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that TD SYNNEX’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.
The Audit Committee reviewed with the independent registered public accountants their judgments as to the quality, not just the acceptability, of its accounting principles and has discussed with the independent registered public accountants the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees” and the SEC, including critical audit matters included in the report of the external auditor. The Audit Committee has also received the written disclosures from the independent registered public accountants as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independence of that firm. Additionally, the Audit Committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence. The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountants’ independence.
The Audit Committee has discussed with TD SYNNEX’s internal auditors and independent registered public accountants, with and without management present, their evaluations of TD SYNNEX’s internal control over financial reporting and the overall quality of TD SYNNEX’s financial reporting.
In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in TD SYNNEX’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025, for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board:
Ms. Kathleen Crusco, Chair
Mr. Ting Herh
Mr. Claude Pumilia
Ms. Ann Vezina

Stockholder Proposals for the 2027 Annual Meeting of Stockholders
If a stockholder wishes to present a proposal to be included in our proxy statement for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than October 16, 2026. Proposals we receive after that date will not be included in the proxy statement for the 2027 Annual Meeting. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.
A stockholder proposal not included in our proxy statement for the 2027 Annual Meeting will be ineligible for presentation at the 2027 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary of TD SYNNEX at the principal executive offices of TD SYNNEX. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than 120 days nor less than 90 days in advance of the anniversary of the date the proxy statement was provided to the stockholders in connection with the previous year's annual meeting; provided, however, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder must be received by the Corporate Secretary no later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.
The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:
U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549
or through the Commission’s Internet website: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

Householding
The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who share the same address will receive only one copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies mailed to you, please submit a request to our Corporate Secretary at 16202 Bay Vista Drive, Clearwater, Florida 33760, Attention: Corporate Secretary, or call our Investor Relations department at 510-668-8436 and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Information Concerning Voting and Solicitation
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Questions and Answers
The Board is asking you to appoint Patrick Zammit and David Vetter as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below. A proxy statement is a document that the Securities and Exchange Commission (the “SEC”) regulations require us to provide to you when we ask you to sign a proxy to designate someone to vote on your behalf. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was distributed and which, under our Amended and Restated Bylaws (the “Bylaws”), may be properly presented for action at the Annual Meeting.
Who Can Vote?
Only stockholders who owned shares of our common stock at the close of business on January 30, 2026, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the record date, we had 80,626,390 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date. There is no cumulative voting in the election of directors.
How Can I Vote?
You may vote your shares at the Annual Meeting in one of several ways, depending on how you own your shares.

Voting by Internet.
Stockholders of record may vote or submit proxies by following the Internet voting instructions described in the proxy materials. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees rather than following the instructions on the proxy materials. Please check the voting instruction form for Internet voting availability. The deadline for Internet voting is 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

Voting by Mail.
If you have requested and receive paper copies of our proxy materials by mail, you may vote by dating, signing and returning your proxy card in the postage-prepaid return envelope provided. Sign your name exactly as it appears on the proxy. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

Voting by Telephone.
Stockholders of record may vote or submit proxies by following the telephone voting instructions described in the proxy materials. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees rather than following instructions in the proxy materials. Please check the voting instruction form for telephone voting availability. Please be aware that, if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The deadline for telephone voting is 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

Information Concerning Voting and Solicitation
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Voting at the Annual Meeting.
You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting. Voting by mail, telephone or Internet will not limit your right to vote at the Annual Meeting, if you decide to attend in person.
The Board recommends that you vote by Internet, telephone or by mail, as it is not practical for most stockholders to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote online or by telephone so that your vote will be counted if you later decide not to attend the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.
If you properly complete your proxy via the telephone or Internet, or by mail, then your shares will be voted as you direct. If you properly complete your proxy but do not mark your voting preference, the proxy holders will vote your shares:
FOR the election of the nominees for director;
FOR the approval of our executive compensation;
FOR the ratification of the appointment of independent registered public accountants; and
FOR the Charter amendment to permit stockholders owning at least 25% of our common stock to call a special meeting of stockholders.
How do I revoke or change my vote?
Stockholders of record can revoke their proxies or change their vote at any time before they are exercised in any of three ways:
•by submitting written notice of revocation to the Corporate Secretary prior to the Annual Meeting;
•by submitting a later-dated vote or another properly executed proxy of a later date prior to the Annual Meeting; or
•by voting in person at the Annual Meeting.
Beneficial stockholders can revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting in person at the Annual Meeting.
What is a plurality vote?
With respect to Proposal 1, directors are elected by a plurality vote with stockholders having the option to either vote “for” each director or to “withhold” their vote. Under the plurality vote standard, the ten nominees receiving the most “for” votes will be elected; however, the Board has adopted a policy for director elections whereby if a director receives a greater number of votes “withheld” than votes “for”, the Board will review the outcome and make a determination as to the proper remedy. In its review, the Board will consider the totality of the circumstances surrounding the vote to evaluate the situation and is authorized to remedy the situation as it deems appropriate, including requesting that the affected director resign from the Board. A “withhold” vote as to any director nominee will have no effect on the vote’s outcome because the candidates who receive the highest number of affirmative votes are elected; however, “withhold” votes may prevent a director from obtaining a majority of “for” votes, which would trigger the aforementioned additional Board scrutiny.
What proposals require a majority of the votes cast?
Proposals 2 and 3 require the affirmative vote of the holders of a majority of the votes cast, meaning the number of shares voted “for” these proposals must exceed the number of shares voted “against” these proposals for them to be approved. Abstentions on Proposals 2 and 3 will have no effect on the outcome of the vote because abstentions will not count as votes cast.

Information Concerning Voting and Solicitation
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What proposals require a majority of the outstanding shares?

Proposal 4 requires the affirmative vote of the holders of a majority in voting power of the Company’s outstanding stock entitled to vote thereon, meaning more than 50% of the outstanding shares on the record date must vote “for” Proposal 4. Abstentions will have the same effect as a vote against Proposal 4.
What is a quorum?
A quorum, which constitutes the holders of a majority of the outstanding stock issued and outstanding and entitled to vote as of the record date, must be present in person or represented by proxy to hold the Annual Meeting. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.
What is a broker non-vote?
A broker non-vote with respect to TD SYNNEX common stock occurs when (i) shares of TD SYNNEX common stock held by a broker or other nominee are represented, in person or by proxy, at a meeting of TD SYNNEX’s stockholders, (ii) the bank, broker or other nominee has not received voting instructions from the beneficial owner on a particular proposal and (iii) the bank, broker or other nominee does not have the discretion to direct the voting of the shares of TD SYNNEX common stock on a particular proposal but has discretionary voting power on other proposals. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion, and therefore will not vote, on non-routine matters if instructions are not given. Notwithstanding the foregoing, for proposals where the applicable voting threshold is a proportion of our outstanding shares of common stock entitled to vote on the matter, broker non-votes will have the effect of a vote against the proposal.
Under applicable stock exchange rules, only the ratification of the appointment of KPMG LLP as auditor for the fiscal year ending November 30, 2026 is a routine matter. Therefore, a bank, broker, trust, or other nominee may vote for the ratification of the appointment of auditors and would not be considered a broker non-vote. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
If a broker indicates that such broker does not have discretionary authority to direct the voting on a particular matter, resulting in a broker non-vote, those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.
Because directors who receive the most “for” votes are elected under the plurality vote standard, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on the election of nominees.
Because the advisory vote on the compensation for our executive officers requires the majority of the votes cast and because your bank, broker, trust or other nominee does not have discretionary authority to vote on this proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of this proposal because broker non-votes will not count as votes cast.

Information Concerning Voting and Solicitation
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Proposal	Effect of Broker Non-Votes	Effect of Abstentions	Votes Required for Approval
Proposal 1: Election of Directors	No effect	No effect(1)	Plurality of votes cast
Proposal 2: Advisory vote on named executive officer compensation	No effect	No effect	Majority of votes cast
Proposal 3: Ratify the appointment of KPMG LLP as our independent registered public accountants	No effect(2)	No effect	Majority of votes cast
Proposal 4: Charter amendment to permit stockholders owning at least 25% of our common stock to call a special meeting of stockholders	Vote against	Vote against	Majority in voting power of the Company’s outstanding stock entitled to vote thereon
(1)Under the plurality vote standard, the ten nominees receiving the most “for” votes will be elected; however, the Board has adopted a policy for director elections whereby if a director receives a greater number of votes “withheld” than votes “for”, the Board will review the outcome and make a determination as to the proper remedy. A “withhold” vote as to any director nominee will have no effect on the vote’s outcome because the candidates who receive the highest number of affirmative votes are elected; however, “withhold” votes may prevent a director from obtaining a majority of “for” votes, which would trigger the aforementioned additional Board scrutiny.
(2)Because the ratification of the appointment of KPMG LLP as our independent auditor is considered a “routine” matter, there will be no broker non-votes with respect to this matter.
We are paying the cost of printing and mailing the Notice and any proxy materials requested by stockholders in accordance with the Notice. In addition, solicitation may be made by our directors, officers and other co-workers by personal interview, telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for solicitation. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding any solicitation materials to beneficial owners of our common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during our fiscal year 2025. With respect to transactions during our fiscal year 2023, due to Company administrative error, the Form 4 for each of Simon Leung, Dennis Polk and Marshall Witt to report a stock withholding transaction that occurred in October 2023, were not filed on a timely basis.

Other Matters
The Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.
Whether or not you intend to be present at the Annual Meeting, we urge you to vote or submit your proxy promptly.

By Order of the Board,
David R. Vetter
Chief Legal Officer and Corporate Secretary
February 13, 2026
TD SYNNEX’s 2025 Annual Report has been made available to all stockholders entitled to vote at the Annual Meeting. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to TD SYNNEX Corporation at 16202 Bay Vista Drive, Clearwater, Florida 33760, Attention: Investor Relations. The request must include a representation by the stockholder that as of January 30, 2026, the stockholder was entitled to vote at the Annual Meeting of Stockholders. Our Annual Report on Form 10-K and exhibits are also available at www.tdsynnex.com.

Appendix A: Use of Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:
•Non-GAAP gross billings, which are the amounts billed to the customer prior to any presentation adjustment under ASC Topic 606 for those arrangements where the Company does not act as the principal. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations.
•Non-GAAP operating income, which excludes acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense and purchase accounting adjustments.
•Non-GAAP net income, which excludes acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation expense, purchase accounting adjustments, legal settlements and other litigation, net, income taxes related to the aforementioned items, as well as a capital loss carryback benefit.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation expense, purchase accounting adjustments and income taxes related to the aforementioned items.
~~•~~Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
Our acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in our Consolidated Statements of Operations. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the sale of our products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with our current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within our GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Appendix A: Use of Non-GAAP Financial Information
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Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of our Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, we believe this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities from the acquisition of legacy Tech Data Corporation by legacy SYNNEX Corporation on September 1, 2021 (the “Merger”) at fair value. These adjustments benefited our non-GAAP operating income through the third fiscal quarter of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.
Legal settlements and other litigation, net includes a benefit recorded in other income (expense), net during the fourth quarter of fiscal 2022 resulting from a decrease in our accrual for a legal matter in France.
In connection with the Merger, the Company restructured its foreign financing structure, as well as select legal entities in anticipation of legally integrating legacy Tech Data and SYNNEX foreign operations. In addition to the treasury efficiencies, these restructurings resulted in a one-time domestic capital loss which would offset certain domestic capital gains when carried back under United States tax law, resulting in an income tax capital loss carryback benefit.
We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Appendix A: Use of Non-GAAP Financial Information
————————————————————————————————————————
TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Currency in thousands except for per share amounts)
(Amounts may not add or compute due to rounding)

	Twelve Months Ended
	November 30, 2025	November 30, 2024
Non-GAAP gross billings
Revenue	$62,508,086	$58,452,436
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	26,915,837	21,612,583
Non-GAAP gross billings	$89,423,923	$80,065,019

	Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2023
Non-GAAP operating income
Operating income	$1,414,919	$1,194,211	$1,078,032
Acquisition, integration and restructuring costs	7,180	71,314	206,235
Amortization of intangibles	296,258	292,304	293,737
Share-based compensation	66,428	69,201	49,273
Purchase accounting adjustments	—	—	15,047
Non-GAAP operating income	$1,784,785	$1,627,030	$1,642,324

	Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2023	November 30, 2022	November 30, 2021
Non-GAAP net income
Net income	$827,660	$689,091	$626,911	$651,307	$395,069
Acquisition, integration and restructuring costs	7,180	71,314	213,585	231,008	159,194
Amortization of intangibles	296,258	292,304	293,737	299,162	105,332
Share-based compensation	66,428	69,201	49,273	38,994	33,078
Purchase accounting adjustments	—	—	15,047	112,691	28,353
Legal settlements and other litigation, net	—	—	—	(10,792)	—
Income taxes related to the above	(100,389)	(109,973)	(144,994)	(166,129)	(80,375)
Income tax capital loss carryback benefit	—	—	—	(8,299)	(44,968)
Non-GAAP net income	$1,097,137	$1,011,937	$1,053,559	$1,147,942	$595,683

Appendix A: Use of Non-GAAP Financial Information
————————————————————————————————————————

	Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2023
Non-GAAP diluted EPS
Diluted EPS(1)	$9.95	$7.95	$6.70
Acquisition, integration and restructuring costs	0.09	0.83	2.28
Amortization of intangibles	3.56	3.37	3.14
Share-based compensation	0.80	0.80	0.53
Purchase accounting adjustments	—	—	0.16
Income taxes related to above	(1.21)	(1.27)	(1.55)
Non-GAAP diluted EPS	$13.19	$11.68	$11.26
(1)    Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was immaterial in all periods presented.
TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	November 30, 2025	November 30, 2024	November 30, 2023
ROIC
Operating income (trailing fiscal four quarters)	$1,414,919	$1,194,211	$1,078,032
Income taxes on operating income(1)	(307,265)	(243,995)	(222,018)
Operating income after taxes	$1,107,654	$950,216	$856,014

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,368,960	$11,186,988	$11,510,953

ROIC	9.7%	8.5%	7.4%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,784,785	$1,627,030	$1,642,324
Income taxes on non-GAAP operating income(1)	(412,683)	(359,411)	(371,130)
Non-GAAP operating income after taxes	$1,372,102	$1,267,619	$1,271,194

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,368,960	$11,186,988	$11,510,953
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,738,666	1,451,601	1,068,366
Total non-GAAP invested capital (last five quarters average)	$13,107,626	$12,638,589	$12,579,318

Adjusted ROIC	10.5%	10.0%	10.1%
(1)    Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

Appendix B: Charter Amendments
APPENDIX B
Amendments to the Charter to Permit Stockholders Owning At Least 25% of Our Common Stock to Call a
Special Meeting of Stockholders

Amend Article VI of the Charter as follows:

A. Power of Stockholder to Act by Written Consent. No action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

B. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called for any purpose or purposes, unless otherwise prescribed by statute or by this Restated Certificate of Incorporation, ~~only~~ (i) at the request of the Chair~~man~~ of the Board, the Chief Executive Officer, or the President of the Corporation, ~~or~~(ii) by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors, or (iii) at the request of the stockholders holding at least twenty-five percent (25%) of the then outstanding shares of Common Stock. The procedure to be followed by stockholders in calling a special meeting and the methodology for determining the percentage of votes entitled to be cast by the stockholders seeking to call a special meeting (including without limitation any minimum holding periods or other limitations or conditions) shall be as set forth in the Bylaws. Except as otherwise required by law or this Restated Certificate of Incorporation, the Board may postpone, reschedule, or cancel any special meeting of stockholders called pursuant to (i) or (ii) above.

C. Cumulative Voting. The stockholders of the Corporation shall not have cumulative voting.
i

Appendix C: Bylaws Amendments
APPENDIX C
Amendments to the Bylaws to Implement Procedures to Permit Stockholders Owning At Least 25% of Our
Common Stock to Call a Special Meeting of Stockholders

Amend Article 2, Section 2.6 of the Bylaws as follows:

Special Meetings.

(a) General. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, by the Chief Executive Officer or Secretary ~~only~~(i) at the request of the Chair of the Board, the Chief Executive Officer, or the President of the Corporation, ~~or~~ (ii) by a resolution duly adopted by the affirmative vote of a majority of the Board, or (iii) solely to the extent allowed under Section 2.6(b). Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the Restated Certificate of Incorporation or applicable law, the Board may postpone, reschedule or cancel any special meeting of stockholders called pursuant to clause (i) or (ii) above.

(b) Stockholder Requested Meetings.

(i) Special meetings of stockholders (each a “Stockholder Requested Special Meeting”) shall be called by the Chief Executive Officer or Secretary upon the written request of a stockholder (or a group of stockholders formed for the purpose of making such request) who or which has Net Beneficial Ownership (as defined below) of twenty-five percent (25%) or more of the outstanding common stock of the corporation (the “Required Percent”) and who held that amount in a net long position for at least one year, each as of the date of submission of the request. Compliance by the requesting stockholder or group of stockholders with the requirements of this section and related provisions of these Bylaws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the corporation and the stockholders.

“Net Beneficial Ownership” (and its accompanying terms), when used to describe the nature of a stockholder’s ownership of common stock of the corporation, shall mean those shares of common stock of the corporation as to which the stockholder in question possesses (A) the sole power to vote or direct the voting, (B) the sole economic rights of ownership (including the sole right to profits and the sole risk of loss), and (C) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (A), (B) and (C) shall not include any shares (1) sold by such stockholder in any transaction that has not been settled or closed, (2) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (y) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder.

(ii) A request for a Stockholder Requested Special Meeting must be signed by the Net Beneficial Owners of the Required Percent of the corporation’s common stock (or their duly authorized agents) and be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested.

Such request shall (A) set forth a statement of the specific purpose or purposes of the Stockholder Requested Special Meeting and the matters proposed to be acted on at such meeting, (B) include the date of signature of each stockholder (or duly authorized agent) signing the request, (C) set forth (w) the name and address, as they appear in the corporation’s books, of each stockholder signing such request or, if such stockholder of record is a nominee or custodian, the beneficial owner on whose behalf such requests is signed, (x) an affidavit by each such person stating the number of shares of common stock of the corporation as to which such stockholder or beneficial owner has Net Beneficial Ownership, (y) evidence of the fact and duration of such stockholder’s or beneficial owner’s beneficial ownership of such stock consistent with that which is required under Regulation 14A under the Exchange Act, and (z) a certification from each such stockholder that the stockholders signing the request in the aggregate satisfy the Net Beneficial Ownership requirement of these Bylaws, (D) set forth all information relating to each such
i

Appendix C: Bylaws Amendments
stockholder or beneficial owner that must be disclosed in solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (E) describe any material interest of each such stockholder or beneficial owner in the specific purpose or purposes of the Stockholder Requested Special Meeting, (F) include a representation that at least one of the stockholders signing the request, or a qualified representative of at least one such stockholder, intends to appear to present the item of business to be brought before the Stockholder Requested Special Meeting, and (G) include an acknowledgment by each stockholder and any duly authorized agent that any disposition of shares of common stock of the corporation as to which such stockholder has Net Beneficial Ownership as of the date of delivery of the request for the Stockholder Requested Special Meeting and prior to the record date for the Stockholder Requested Special Meeting by such stockholder shall constitute a revocation of such request with respect to such shares. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the corporation to allow it to satisfy its obligations under applicable law.

Any requesting stockholder may revoke a request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation. If, following such revocation at any time before the date of the Stockholder Requested Special Meeting, the remaining requests are from stockholders holding in the aggregate less than the Required Percent, the Board, in its discretion, may cancel the Stockholder Requested Special Meeting.

(iii) Notwithstanding the foregoing, the Chief Executive Officer or Secretary shall not be required to call a Stockholder Requested Special Meeting if (A) the request for such meeting does not comply with this Section 2.6(b) or Sections 2.3, 2.4 and 2.5 of these Bylaws, (B) the Board or any individual authorized by Section 2.6(a) above has called or calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which the request for a Stockholder Requested Special Meeting has been delivered to the Secretary (the “Delivery Date”), (C) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) the request contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (D) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (E) the request relates to an item of business that is not a proper subject for action by the stockholders of the corporation under applicable law, or (F) the request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iv) Any Stockholder Requested Special Meeting shall be held at such date, time, and place within or without the state of Delaware as may be fixed by the Board; provided, however, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting, which shall be fixed in accordance with Section 2.13 of these Bylaws. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the Board to call an annual meeting or a special meeting.

(v) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the request; provided, however, that nothing herein shall prohibit the corporation from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.

(vi) Notwithstanding the provisions of Section 2.10 of these Bylaws, if a quorum is not present at any Stockholder Requested Special Meeting, the Chair of the Board, the Board, and the corporation shall have no obligation to postpone or adjourn such Stockholder Requested Special Meeting (but may adjourn the Stockholder Requested Special Meeting pursuant to Section 2.10), and further, may cancel such Stockholder Requested Special Meeting; and each of the same shall have fulfilled their respective obligations under this Section 2.6(b) with respect to such Stockholder Requested Special Meeting.

ii

TD SYNNEX CORPORATION
44201 NOBEL DRIVE
FREMONT, CA 94538

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V83079-P44598 KEEP THIS PORTION FOR YOUR RECORDS

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**TD SYNNEX CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | For | Withhold |
|---|---|---|
| 1a. Ann Vezina | ☐ | ☐ |
| 1b. Patrick Zammit | ☐ | ☐ |
| 1c. Kathleen Crusco | ☐ | ☐ |
| 1d. Ting Herh | ☐ | ☐ |
| 1e. Richard Hume | ☐ | ☐ |
| 1f. Kenneth Lamneck | ☐ | ☐ |
| 1g. Nayaki Nayyar | ☐ | ☐ |
| 1h. Dennis Polk | ☐ | ☐ |
| 1i. Claude Pumilia | ☐ | ☐ |
| 1j. Merline Saintil | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR the following proposals:** | For | Against | Abstain |
|---|---|---|---|
| 2. An advisory vote to approve our Executive Compensation | ☐ | ☐ | ☐ |
| 3. Ratification of the appointment of KPMG LLP as our independent registered public accountants | ☐ | ☐ | ☐ |
| 4. Charter amendment to permit stockholders owning at least 25% of our common stock to call a special meeting of stockholders | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

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| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

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V83080-P44598

## TD SYNNEX CORPORATION
## ANNUAL MEETING OF STOCKHOLDERS
## MARCH 25, 2026 at 1:00 PM PT
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Patrick Zammit and David Vetter, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TD SYNNEX CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM PT, on March 25, 2026, at the offices of the Company and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on the reverse side**